UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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RBC BEARINGS INCORPORATED
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(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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One Tribology Center

Oxford, Connecticut 06478

July 26, 2019

To our stockholders:

You are cordially invited to attend the RBC Bearings Incorporated annual meeting of stockholders at 9:00 a.m., local time, on Wednesday, September 11, 2019 at the offices of RBC Bearings Incorporated, Building B, 102 Willenbrock Road, One Tribology Center, Oxford, CT 06478. The attached Notice of Annual Meeting and Proxy Statement describe all known items to be acted upon by stockholders at the meeting.

It is important that your shares are represented at the annual meeting, whether or not you plan to attend. To ensure your shares will be represented, we ask that you vote your shares using the enclosed proxy form for registered stockholders or the proxy voting instruction form for stockholders who hold shares through a broker or other nominee. If you vote by internet or telephone, it is not necessary for you to return your proxy form or voting instruction form in the mail. Please vote your shares as soon as possible.

If you are a registered stockholder and plan to attend the annual meeting, you will be required to present the detachable bottom portion of the enclosed proxy form to gain admission. If you hold shares through a broker or other nominee, you will be required to present a current statement from that institution showing an RBC Bearings Incorporated stockholding. Please note that the document used to gain entry to the meeting is non-transferable.

Please vote your shares promptly and join us at the meeting.

Sincerely,

Dr. Michael J. Hartnett

Chairman and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To our stockholders:

The 2019 annual meeting of stockholders of RBC Bearings Incorporated will be held at Building B, 102 Willenbrock Road, One Tribology Center, Oxford, CT 06478, on Wednesday, September 11, 2019, beginning at 9:00 a.m. local time. At the meeting, the holders of the Company’s outstanding common stock will consider and vote on the following matters:

(1)	election of three directors in Class I to serve a term of three years;

(2)	ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal year 2020;

(3)	consideration of a resolution regarding the stockholder advisory vote on named executive officer compensation; and

(4)	any other matter that may properly come before the meeting or any adjournment or postponement thereof.

Stockholders of record at the close of business on July 15, 2019 are entitled to notice of and to vote at the annual meeting and at any postponements or adjournments thereof. The directions to the meeting can be found in Appendix A of the attached proxy statement.

YOUR VOTE IS IMPORTANT:

Whether or not you expect to be present at the meeting, please vote your shares by following the instructions on the enclosed proxy card or voting instruction card. If your shares are held in the name of a bank, broker or other record holder, you may be able to vote by telephone or internet. Their procedures should be described in the voting form they send you. Any person voting by proxy has the power to revoke it, at any time prior to its exercise at the meeting, in accordance with the procedures described in the attached proxy statement.

IF YOU PLAN TO ATTEND:

Please note that space limitations make it necessary to limit attendance to stockholders and one guest. Admission to the meeting will be on a first-come, first-served basis. Registration will begin at 8:00 a.m., and seating will begin at 8:30 a.m. Each stockholder may be asked to present valid picture identification, such as a driver’s license or passport. Stockholders holding stock in brokerage accounts (i.e., “street name” holders) will also need to bring a copy of a brokerage statement reflecting RBC stock ownership as of the record date. Cameras (including cellular phones with photographic capabilities), recording devices and other electronic devices will not be permitted at the meeting.

By order of the Board of Directors,

Dr. Michael J. Hartnett
Chairman and Chief Executive Officer

July 26, 2019

ONE TRIBOLOGY CENTER

OXFORD, CONNECTICUT 06478

ANNUAL MEETING OF STOCKHOLDERS

To Be Held September 11, 2019

PROXY STATEMENT

The Board of Directors of RBC Bearings Incorporated (the “Company”) is soliciting proxies from our stockholders to be used at the annual meeting of stockholders to be held on Wednesday, September 11, 2019, beginning at 9:00 a.m., local time, at Building B, 102 Willenbrock Road, One Tribology Center, Oxford, CT 06478, and at any postponements or adjournments thereof. This proxy statement, a proxy card and the Company’s Annual Report on Form 10-K for the fiscal year ended March 30, 2019 are being mailed, or made available via the internet as described below, to stockholders on or about July 30, 2019.

The fiscal years ended March 31, 2012, March 30, 2013, March 29, 2014, March 28, 2015, April 1, 2016, April 1, 2017, March 31, 2018 and March 30, 2019 are referred to as “fiscal 2012,” “fiscal 2013,” “fiscal 2014,” “fiscal 2015,” “fiscal 2016,” “fiscal 2017,” “fiscal 2018” and “fiscal 2019,” respectively, and the fiscal year ending March 28, 2020 is referred to as “fiscal 2020,” in this proxy statement. As used in this proxy statement, the terms “we,” “us,” “our,” “RBC” and “the Company” mean RBC Bearings Incorporated and its subsidiaries, unless the context indicates another meaning.

The Company is furnishing proxy materials to stockholders via the internet. If you received a Notice of Internet Availability of Proxy Materials (the “Notice”) by mail, you will not receive a printed copy of the proxy materials unless you specifically request one. The Notice instructs you on how to access and review all of the important information contained in this proxy statement and our annual report as well as how to submit your proxy over the internet. If you received the Notice and would still like to receive a printed copy of our proxy materials, you should follow the instructions for requesting these materials included in the Notice. We plan to mail the Notice to stockholders on or about July 30, 2019. We will mail a printed copy of this proxy statement and form of proxy to certain stockholders and we expect that mailing to also begin on or about July 30, 2019.

ABOUT THE ANNUAL MEETING

Why did I receive these materials?

We are soliciting proxies for our 2019 annual meeting of stockholders. You are receiving a proxy statement because you owned shares of our common stock on July 15, 2019 (the “Record Date”), which entitles you to vote at the meeting. By use of a proxy, you can vote whether or not you attend the meeting. This proxy statement describes the matters on which you may vote and provides information on those matters so that you can make an informed decision.

What information is contained in this proxy statement?

The information in this proxy statement relates to the proposals to be voted on at the annual meeting, the voting process, our Board of Directors (the “Board”) and committees thereof, the compensation of directors and executive officers, and other information that the Securities and Exchange Commission (SEC) requires us to provide annually to our stockholders.

How may I obtain RBC Bearings’ 10-K and other financial information?

A copy of our 2019 Annual Report on Form 10-K is enclosed and incorporated by reference herein. Stockholders may request another free copy of our 2019 Form 10-K from the Corporate Secretary, RBC Bearings Incorporated, One Tribology Center, Oxford, CT 06478

We will also furnish any exhibit to the 2019 Form 10-K if specifically requested. Stockholders may also find the 2019 Form 10-K and our other filings with the SEC, as well as corporate governance and other information regarding the Company, on the investor relations page of our website at http://investor.rbcbearings.com.

Who is entitled to vote at the meeting?

Only stockholders of record at the close of business on the Record Date are entitled to receive notice of and to vote at the annual meeting. If you were a stockholder of record on the Record Date, you will be entitled to vote all of the shares that you held on that date at the meeting, or any postponements or adjournments of the meeting.

How many votes do I have?

You will be entitled to one vote for each outstanding share of RBC Bearings Incorporated common stock you owned as of the Record Date on each matter considered at the meeting. As of July 15, 2019, there were 24,874,044 shares of the Company’s common stock outstanding and eligible to vote. There is no cumulative voting.

Who can attend the meeting?

Subject to space availability, all stockholders as of the Record Date, or their duly appointed proxies, may attend the meeting, and each may be accompanied by one guest. Since seating is limited, admission to the meeting will be on a first-come, first-served basis. Registration will begin at 8:00 a.m., and seating will begin at 8:30 a.m. If you attend, please note that you may be asked to present valid picture identification, such as a driver’s license or passport. Cameras (including cell phones with photographic capabilities), recording devices and other electronic devices will not be permitted at the meeting.

Please also note that if you hold your shares in “street name” (that is, through a broker, bank or other nominee), you will also need to bring a copy of a brokerage statement reflecting your RBC stock ownership as of the Record Date and check in at the registration desk at the meeting.

Please let us know if you plan to attend the meeting by marking the appropriate box on the enclosed proxy card or, if you vote by telephone or internet, indicating your plans when prompted.

What constitutes a quorum?

The presence at the meeting, in person or by proxy, of the holders of a majority of the shares of our common stock outstanding on the Record Date will constitute a quorum, permitting the conduct of business at the meeting. As of July 15, 2019, 24,874,044 shares of common stock, representing the same number of votes, were outstanding and eligible to vote. Thus, the presence of the holders of common stock representing at least 12,437,023 votes will be required to establish a quorum.

Proxies received by the Company but marked as abstentions and broker non-votes will be included in the calculation of the number of votes considered to be present at the meeting for purposes of determining if we have a quorum.

How do I vote?

If you are a holder of record (that is, your shares are registered in your own name with our transfer agent), you can vote either in person at the annual meeting or by proxy without attending the annual meeting. We urge you to vote by proxy even if you plan to attend the annual meeting so that we will know as soon as possible that enough votes will be present for us to hold the meeting. If you attend the meeting in person, you may vote at the meeting and your proxy will not be counted. You can vote by proxy by completing, dating and signing a proxy card and returning it in the enclosed postage-paid envelope.

If you hold your shares in “street name,” you must either direct the bank, broker or other record holder of your shares as to how to vote your shares, or obtain a proxy from the bank, broker or other record holder to vote at the meeting. Please refer to the voter instruction cards used by your bank, broker or other record holder for specific instructions on methods of voting, including by telephone or using the internet.

Your shares will be voted as you indicate. If you return the proxy card but you do not indicate your voting preferences, then the individuals named on the proxy card will vote your shares in accordance with the recommendations of the Board. The Board and management do not intend to present any matters at the annual meeting other than those outlined in the Notice of the Annual Meeting of Stockholders. Should any other matter requiring a vote of stockholders arise, stockholders returning the proxy card confer upon the individuals named on the proxy card discretionary authority to vote the shares represented by such proxy on such other matter in the manner the proxy holders consider appropriate.

If you do not specify on your proxy card (or when giving your proxy over the internet or telephone) how you want to vote your shares, the proxy holders will vote them FOR the election of all nominees for director as set forth under Item 1, FOR the ratification of the appointment of the independent registered public accounting firm under Item 2, and FOR the approval of the resolution regarding the stockholder advisory vote on named executive officer compensation under Item 3.

Can I change my vote after I return my proxy card?

Yes. If you are a stockholder of record, you may revoke or change your vote at any time before the proxy is exercised by filing with the Secretary of the Company a notice of revocation or a duly executed proxy card bearing a later date, or by attending the annual meeting and voting in person. For shares you hold beneficially in “street name,” you may change your vote by submitting new voting instructions to your broker, bank or other nominee or, if you have obtained a legal proxy from your broker, bank or other nominee giving you the right to vote your shares, by attending the meeting and voting in person. In either case, the powers of the proxy holders will be suspended if you attend the meeting in person and so request, although attendance at the meeting will not by itself revoke a previously granted proxy.

Who counts the votes?

Votes will be counted by employees of Broadridge Financial Solutions, Inc. and certified by the Inspector of Election present at the meeting. If you are a stockholder of record, your signed proxy card is returned directly to Broadridge for tabulation. If you hold your shares in “street name” through a broker, bank or other nominee, your broker, bank or other nominee will return one proxy card to Broadridge on behalf of all of its clients.

What are the Board’s recommendations?

The Board’s recommendations are set forth in this proxy statement together with the description of each item to be voted upon. In summary, the Board recommends a vote FOR each of the proposals. Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board.

Will stockholders be asked to vote on any other matters?

To the knowledge of the Company and its management, stockholders will vote only on the matters described in this proxy statement. However, if any other matters properly come before the meeting, the persons named as proxies for stockholders will vote on those matters in the manner they consider appropriate.

What vote is required to approve each item?

Election of Directors (Item 1): Directors are elected by a majority of the votes cast. Each share of our common stock is entitled to one vote for each of the director nominees. A properly executed proxy marked “withhold authority” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum.

Approval of Independent Registered Public Accounting Firm (Item 2): The ratification of the appointment of Ernst & Young LLP to serve as the Company’s independent registered public accounting firm for fiscal 2020 requires the affirmative vote of a majority of the votes cast.

Approval of the “Say on Pay” proposal (Item 3): The approval of the resolution regarding the stockholder advisory vote on named executive officer compensation in the “Say on Pay” proposal requires the affirmative vote of a majority of the votes cast.

A properly executed proxy marked “abstain” with respect to any matter will not be voted, although it will be counted for purposes of determining whether there is a quorum. Accordingly, an abstention will have the effect of a negative vote.

How are votes counted?

In the election of directors (Item 1), you may vote FOR the nominee or your vote may be WITHHELD with respect to the nominee. You may not cumulate your votes for the election of directors.

For the ratification of Ernst & Young LLP to serve as the Company’s independent registered public accounting firm for fiscal 2020 (Item 2); and the stockholder advisory vote on named executive officer compensation in the “Say on Pay” proposal (Item 3), you may vote FOR, AGAINST or ABSTAIN.

If you elect to ABSTAIN, the abstention has the same effect as a vote AGAINST. If you provide specific instructions with regard to certain items, your shares will be voted as you instruct on such items.

If you hold your shares in “street name” through a broker, bank or other nominee rather than directly in your own name, then your broker, bank or other nominee is considered the stockholder of record, and you are considered the beneficial owner of your shares. The Company has supplied copies of its proxy materials for the 2019 annual meeting of stockholders to the broker, bank or other nominee holding your shares of record, and they have the responsibility to send these proxy materials to you. As the beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote your shares at the annual meeting. The broker, bank or other nominee is obligated to provide you with a voting instruction card for you to use for this purpose. If you are a beneficial owner and your broker, bank or other nominee holds your shares in its name, the broker, bank or other nominee is permitted to vote your shares on the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm (Item 2), even if the broker, bank or other nominee does not receive voting instructions from you.

If the broker, bank or other nominee does not receive voting instructions from you, your shares may constitute “broker non-votes.” Generally, broker non-votes occur on a matter when a broker is not permitted to vote on that matter without instructions from the beneficial owner and instructions are not given. In tabulating the voting result for any particular proposal, shares that constitute broker non-votes are not considered present and entitled to vote on that proposal. If a quorum is present at the annual meeting, the persons receiving the affirmative vote of the majority of the shares of common stock present in person or represented by proxy at the annual meeting will be elected to serve as directors. As a result, broker non-votes will not affect the outcome of the voting on the election of directors (Item 1), and the stockholder advisory vote on named executive officer compensation in the “Say on Pay” proposal (Item 3). Shares represented by broker non-votes will, however, be counted in determining whether there is a quorum, but will not be considered voted with regard to or treated as present with respect to those proposals to which the broker non-votes relate. The ratification of the appointment of the Company’s independent registered public accounting firm (Item 2) requires the affirmative vote of the majority of the shares of common stock present in person or represented by proxy at the annual meeting and entitled to vote on the proposal. Brokers are allowed to vote on behalf of beneficial owners without instruction on Item 2, but are not permitted to vote on any other proposals without voting instructions from you.

Shares represented by proxies that indicate that the stockholders ABSTAIN as to the election of directors or to other proposals will be treated as being present for the purpose of determining the presence of a quorum and, other than for the election of directors, the number of votes cast with respect to each proposal. Consequently, an abstention will have the effect of a vote against with respect to proposals other than the election of directors.

What should I do if I receive more than one set of voting materials?

You may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you may receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a stockholder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please complete, sign, date and return each proxy card and voting instruction card that you receive.

Where can I find the voting results of the annual meeting?

The Company intends to announce the preliminary voting results at the annual meeting and publish the final results in a Current Report on Form 8-K that will be filed with the SEC within four business days after the meeting.

What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders?

You may submit proposals for consideration at future stockholder meetings. For a stockholder proposal to be considered for inclusion in our proxy statement for the annual meeting next year, our Corporate Secretary must receive the written proposal at our principal executive offices no later than March 29, 2020. Such proposals also must comply with Rule 14a-8 of the regulations under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Proposals should be addressed to:

Corporate Secretary

RBC Bearings Incorporated

One Tribology Center

Oxford, CT 06478

For a stockholder proposal that is not intended to be included in our proxy statement, the stockholder must deliver a proxy statement and form of proxy to holders of a sufficient number of shares of our common stock to approve the proposal and provide the information required by our by-laws and give timely notice to the Corporate Secretary in accordance with our by-laws, which, in general, require that the notice be received by the Corporate Secretary not less than 60 nor more than 90 days prior to the next meeting. In the event that less than 70 days’ notice or prior public announcement of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be received not later than the close of business on the tenth day following the date on which such notice of the date of the annual meeting was mailed or such public announcement was made.

How may I recommend or nominate individuals to serve as directors?

You may propose director candidates for consideration by the Board’s Nominating and Corporate Governance Committee. Any such recommendations should include the nominee’s name and qualifications for Board membership and should be directed to the Corporate Secretary at the address of our principal executive offices set forth above.

In addition, our by-laws permit stockholders to nominate directors for election at an annual stockholder meeting. To nominate a director, a stockholder must deliver timely written notice to the Corporate Secretary of such stockholder’s intent to make such nomination. To be timely, a stockholder’s notice must be delivered to or mailed and received at our principal executive offices not less than 60 nor more than 90 days prior to the date of the first anniversary of the previous year’s annual meeting. In the event that the date of the annual meeting is changed by more than 30 days from such anniversary date, notice by the stockholder to be timely must be received not later than the close of business on the tenth day following the earlier of the day on which notice of the date of the meeting was mailed or public disclosure of the meeting was made. To be in proper form, a stockholder’s notice must set forth (i) as to each person whom the stockholder proposes to nominate for election as a director at such meeting (1) the name, age, business address and residence address of the person, (2) the principal occupation or employment of the person, (3) the number of shares of common stock of the Company that are owned beneficially or of record by the person, and (4) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Regulation 14A under the Exchange Act; and (ii) as to the stockholder giving the notice (1) the name and record address of such stockholder, (2) the number of shares of common stock of the Company that are owned beneficially or of record by such stockholder, (3) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder, (4) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice, and (5) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Regulation 14A under the Exchange Act. Such notice must be accompanied by each proposed nominee’s written consent to being named as a nominee and to serve as a director if elected.

How may I obtain a copy of RBC Bearings’ by-law provisions regarding stockholder proposals and director nominations?

You may contact the Corporate Secretary at our principal executive offices for a copy of the relevant by-law provisions regarding the requirements for making stockholder proposals and nominating director candidates.

Who can help answer my questions?

If you have any questions about the annual meeting or how to vote or revoke your proxy or if you need additional copies of this proxy statement or voting materials, you should contact:

Broadridge Financial Solutions, Inc.	Attention: Elizabeth BeltranRivera
Registered Client Services Department	P: 631-257-4445
51 Mercedes Way	F: 631-274-2969
Edgewood, NY 11717	elizabeth.beltranrivera@broadridge.com

PROPOSALS SUBMITTED FOR STOCKHOLDER VOTE

Item 1: Election of Directors

The Board currently is composed of eight directors serving staggered three-year terms and divided into three classes: Class I currently consists of Dr. Thomas J. O’Brien, Edward D. Stewart and Daniel A. Bergeron, Class II consists of Richard R. Crowell, Dr. Steven H. Kaplan and Alan B. Levine, and Class III consists of Dr. Michael J. Hartnett and Dr. Amir Faghri. Class I, Class II and Class III directors will serve until our annual meetings of stockholders in 2019, 2021 and 2020, respectively. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy in a class (including vacancies created by an increase in the number of directors) will serve for the remainder of the full term of that class and until the director’s successor is duly elected and qualified, or until the director’s resignation or removal.

Our Nominating and Corporate Governance Committee has nominated Edward D. Stewart, Daniel A. Bergeron and Michael H. Ambrose for election as the three Class I directors. Messrs. Bergeron and Stewart are currently Class I directors and were first appointed to the Board in 2013. Mr. Ambrose is nominated to replace Dr. Thomas J. O’Brien, who is retiring from the Board as of the annual meeting. The Nominating and Corporate Governance Committee reviewed the qualifications of the nominees for election to this class, and unanimously recommended that these nominees be submitted for election to the Board. If elected at the meeting, each of Messrs. Stewart, Bergeron and Ambrose would serve until the 2022 annual meeting and until his successor is duly elected and qualified, or until his resignation or removal.

If you sign your proxy or voting instruction card but do not give instructions with respect to voting for directors, your shares will be voted for the persons recommended by the Board. If you wish to give specific instructions with respect to voting for directors, you may do so by indicating your instructions on your proxy or voting instruction card.

If any of Messrs. Stewart, Bergeron or Ambrose should for any reason become unavailable to serve as a director prior to the annual meeting, the Board will, prior to the annual meeting, (i) reduce the size of the Board to eliminate the position for which that person was nominated, (ii) nominate a new candidate in place of such person and vote in favor of the new candidate all shares represented by stockholder proxies received by the Board, unless authority to vote for all candidates nominated by the Board is withheld, or (iii) leave the place vacant to be filled at a later time.

The following paragraphs provide information as of the date of this proxy statement about each nominee for director. The information presented includes information each director has provided us about his age, positions held, principal occupation and business experience for the past five years, and the names of other publicly-held companies for which he currently serves as a director or has served as a director during the past five years. We have also provided below information regarding additional experience, qualifications, attributes and skills that lead the Board to the conclusion that each person should serve as a director. We believe that all of our director nominees have a reputation for integrity, honesty and adherence to high ethical standards. They each have demonstrated business acumen and ability to exercise sound judgment, as well as a commitment of service to the Company and the Board.

Edward D. Stewart has been a director since 2013. Mr. Stewart is the former Chairman of the Board of ATC Technology Corporation and has served on other company boards and audit committees. Mr. Stewart has many years of financial and operational experience with General Electric Company including as Executive Vice President of GE Capital and Chief Financial Officer of a number of other GE businesses. Mr. Stewart formerly served as a member of the Board of Directors of Nordstrom fsb, a formerly wholly-owned subsidiary of Nordstrom, Inc., and a member of its Audit and Investment Committees. Mr. Stewart earned a Bachelor of Arts degree in Economics from Tufts University. Mr. Stewart is 76 years old. His extensive financial experience qualifies him as a "Financial Expert" for our Audit Committee. In addition, his service as a director of other publicly-traded and private companies is a valuable resource to the Board. This collective background and experience makes him an excellent candidate for the Board and Audit Committee.

Daniel A. Bergeron has been a director since 2013 and has been with the Company for 16 years. He joined us in 2003 as Vice President, Finance and later that same year he was appointed Chief Financial Officer. In 2017 he was additionally appointed Chief Operating Officer. From 2002 to 2003 he served as Vice President and Chief Financial Officer of Allied Healthcare International, Inc., a publicly-held provider of healthcare staffing services. Mr. Bergeron served as Vice President and Chief Financial Officer at Paragon Networks International, Inc., a telecommunications company, from 2000 to 2002. From 1998 to 2000 he served as Vice President and Chief Financial Officer of Tridex Corporation, a publicly-held software company. From 1987 to 1998 Mr. Bergeron held various financial reporting positions with Dorr-Oliver Inc., an international engineering and manufacturing company, including Vice President and Chief Financial Officer. Mr. Bergeron holds a Bachelor of Science degree in Finance from Northeastern University and a Master of Business Administration degree from the University of New Haven. He is 59 years old. Mr. Bergeron provides the Board with significant financial leadership and executive experience. His proven leadership capability and his strong knowledge of the complex financial and operational issues facing mid-sized companies provides the Board with a unique and necessary perspective. This background and experience makes him an excellent candidate for the Board.

Michael H. Ambrose has served as Vice President of Engineering and Technology for Sikorsky Aircraft, a Lockheed Martin Company, since 2017. From 2013 to 2017 he was Vice President of Aircraft Design and Manufacturing Engineering for Sikorsky, and before that held executive positions in International Government Programs and Manufacturing Operations at Sikorsky. Mr. Ambrose has been with Sikorsky for 35 years, working in all areas of complex aerospace design and manufacturing operations. He serves on the Board of Governors of the University of New Haven and the Board of Directors of the Vertical Flight Society. Mr. Ambrose holds a Bachelor of Science degree in Mechanical Engineering from the University of New Haven and a Master of Science degree in Engineering Management from the Massachusetts Institute of Technology. He is 58 years old. Mr. Ambrose’s many years of experience in aerospace engineering and manufacturing operations makes him an excellent candidate for the Board.

Directors are elected by a majority of the votes cast at the meeting. Accordingly, Messrs. Stewart, Bergeron and Ambrose will be elected if they receive the affirmative vote of a majority of the votes cast.

The Board recommends a vote FOR the election to the Board of Directors of the nominees listed above.

Item 2: The Ratification of the Appointment of Ernst & Young LLP as the Company’s Independent Registered Public Accounting Firm for Fiscal Year 2020

The Audit Committee has appointed Ernst & Young LLP as our independent registered public accounting firm for our fiscal 2020 year, and has further directed that the Board submit the selection of Ernst & Young LLP for ratification by the stockholders at the annual meeting. During fiscal 2019, Ernst & Young LLP served as the Company’s independent registered public accounting firm and also provided certain tax services. See “Principal Accountant Fees and Services” on page 47.

This proposal is put before the stockholders because the Audit Committee and the Board believe that it is good corporate practice to seek stockholder ratification of the Audit Committee’s appointment of the independent registered public accounting firm. If the appointment of Ernst & Young LLP is not ratified, the Audit Committee will consider the stockholders’ vote when determining whether to continue the firm’s engagement, but may ultimately determine to continue the engagement of the firm or another audit firm without re-submitting the matter to stockholders. Even if the appointment of Ernst & Young LLP is ratified, the Audit Committee may in its sole discretion terminate the engagement of the firm and direct the appointment of another independent registered public accounting firm at any time during the year if the Audit Committee determines that such an appointment would be in the best interests of the Company and our stockholders.

Representatives of Ernst & Young LLP are expected to attend the annual meeting, where they will be available to respond to appropriate questions and, if they desire, to make a statement.

Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal 2020 requires the affirmative vote of a majority of the shares of the Company’s common stock present in person or represented by proxy at the annual meeting and entitled to vote on the proposal.

The Board recommends a vote FOR the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal 2020.

Item 3: Non-Binding Vote on Executive Compensation

The Exchange Act requires the Company to hold a separate non-binding advisory stockholder vote (commonly known as a “Say on Pay” proposal) to approve the compensation of our named executive officers as disclosed in this proxy statement in accordance with the SEC’s rules.

The Company is committed to the interests of our stockholders and the delivery of long-term value through an executive compensation program and governance actions that attract, motivate and retain a highly-qualified executive team. As part of this commitment, we intend to continue to maintain an ongoing dialogue with our stockholders to address any continued concerns they may have.

The Company objective is to ensure its compensation program

●	Drives outstanding Company performance,

●	Properly aligns CEO pay to Company performance,

●	Ensures that no problematic pay practices exist (such as excessive change-in-control or severance packages, benchmarking compensation above peer medians, re-pricing or backdating of options, excessive perquisites, or tax gross-ups), and

●	Reflects appropriate communication with and responsiveness to stockholders.

Over the last several years we have conducted an outreach program with and received feedback from our stockholders that have led us to develop and implement the following compensation policies, practices and procedures:

●	Targeting a 50th percentile market positioning: All elements of the Company’s executive officer compensation are targeted to the 50th percentile of the Company’s selected peer group.

●	Selecting compensation peers based on a range of relevant factors: The Company’s selected peer group is intended to ensure that the Company is not compared to other companies on an arbitrary basis and is not inappropriately limited based on Global Industry Classification Standard (GICS) industry classifications. The Company’s selected peer group takes into consideration a number of relevant factors, such as membership in the highly-engineered product/manufacturing industries, revenue ranges, market capitalization, and eight digit GICS codes for Company-selected peers.

●	The CEO’s employment agreement: The Company’s employment agreement with our CEO, Dr. Hartnett, does not include a (i) guaranteed minimum annual increase in base salary or (ii) discretionary performance bonus. Dr. Hartnett’s annual performance bonus is determined by a formula based on the Company’s performance in relation to an approved operating plan. Effective as of fiscal 2018, the employment agreement was amended to provide for a targeted 20% reduction in total compensation. Accordingly, his base salary was reduced by 20% and his target incentive bonus matrix and his target restricted stock and stock option matrices were revised to target a corresponding 20% reduction.

●	All CEO long-term incentive awards are performance-based: All grants of stock options, restricted stock, or restricted stock units to Dr. Hartnett are made pursuant to a pay-for-performance-based program with no discretionary awards.

●	Stock Ownership Guidelines: The Board maintains stock ownership guidelines for non-employee directors and for the Company’s executive officers.

●	Prohibiting share recycling and adopting share grant limits: The Company’s current stock incentive plans prohibit share recycling, limit the number of shares that may be used for restricted stock or restricted stock unit grants to 50% of the total authorized number of shares pursuant to the plan, and limit the expiration date of any stock option to no more than seven years from the date it is granted.

●	Clawback policy: The Board maintains a “clawback” policy applicable to all executive officers.

●	An ROIC metric for our equity compensation program: The equity compensation program for our CEO and COO includes a substantial portion of the potential restricted stock and stock option grants based on return on invested capital (ROIC) as the measurement metric.

At last year’s annual meeting, 98.8% of stockholder votes supported the advisory vote to approve executive compensation, which was up from 93.9% in 2017. The Company and Compensation Committee believe that this significant improvement is a direct result of our stockholder outreach program. Since last year’s meeting the Compensation Committee has made no changes to our executive compensation program.

As discussed in the “Compensation Discussion and Analysis” section beginning on page 19, the Company’s compensation program is designed to reward executives based on favorable performance and results. Compensation policies and plans (including benefits) are designed to attract and retain top quality and experienced executives by providing the opportunity to earn competitive cash compensation based on corporate, business unit and individual performance, plus the opportunity to accumulate stock-based wealth commensurate with the long-term growth and value created for the Company’s stockholders.

Dr. Hartnett is the Company’s founder and has served as our Chief Executive Officer since 1992. Dr. Hartnett is widely regarded as a technology visionary and one of the industry’s most successful business executives. Under Dr. Hartnett’s leadership the Company’s revenues have grown from $82 million in fiscal 1996 to $703 million in fiscal 2019. Dr. Hartnett is also one of our significant stockholders, owning approximately 1.9% of the outstanding shares of our common stock, directly aligning his interests with those of all of our stockholders.

The Compensation Committee approved Dr. Hartnett’s compensation in the amounts disclosed in this proxy statement because he is not only our CEO with overall responsibility for our business strategy, operations and corporate vision, he is also our founder who has guided the Company for more than 25 years, and the Compensation Committee believes he is extremely important to our success. The Compensation Committee believes that given Dr. Hartnett’s role in our operations, strategy and growth, it is appropriate for Dr. Hartnett to receive competitive compensation that performs both retentive and incentivizing functions.

The Compensation Committee approved the specific compensation amounts for fiscal 2019 disclosed in this proxy statement based on our executive compensation philosophy and the Compensation Committee’s subjective evaluation of Dr. Hartnett’s performance, the unique contributions he makes to the Company as its founder, and the various other factors described above. Dr. Hartnett was not present when the Compensation Committee deliberated or voted on his compensation.

The Company seeks to attract executive talent by offering competitive base salaries and annual and long-term performance incentive opportunities. The Company provides incentives that promote both the short- and long-term financial and strategic objectives of the Company. Achievement of short-term objectives is rewarded through base salary and annual performance incentives, while long-term incentive grants (primarily stock options and restricted stock) encourage executives to focus on and align themselves with the Company’s long-term goals as well. These incentives are based on financial objectives of importance to the Company, including revenue and earnings growth and creation of stockholder value. The Company’s compensation program also accounts for individual performance, which enables the Company to differentiate among executives and emphasize the link between personal performance and compensation.

The Board believes that our compensation program for our named executive officers is appropriately based upon our performance and the individual performance and level of responsibility of the executive officers. We explain this in more detail in the “Executive Compensation” section beginning on page 19.

We are asking our stockholders to indicate their support for our named executive officers’ compensation. This proposal gives our stockholders the opportunity to express their views on our named executive officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement. Accordingly, we will ask our stockholders to vote FOR the following resolution at the 2019 annual meeting:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed in the Company’s proxy statement for the 2019 annual meeting of stockholders pursuant to Item 402 of SEC Regulation S-K (including the Compensation Discussion and Analysis, the compensation tables and narrative discussion contained therein), is hereby APPROVED.”

The “Say-on-Pay” vote is advisory, and therefore not binding on the Company, the Compensation Committee or the Board. The Company, the Board and the Compensation Committee value the opinions of our stockholders and to the extent there is any significant vote against the named executive officers’ compensation as disclosed in this proxy statement, we will consider our stockholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

After our 2017 stockholder meeting, the Board adopted a policy providing for annual “Say-on-Pay” advisory votes. The next “Say-on-Pay” advisory vote will be held at our 2020 annual meeting of stockholders.

The Board of Directors recommends a vote FOR the approval of the compensation of our named executive officers.

Item 4: Other Matters

As of the date of this proxy statement, the Company knows of no business that will be presented for consideration at the 2019 annual meeting other than the three items referred to above. If any other matter is properly brought before the meeting for action by stockholders, proxies in the enclosed form returned to the Company will be voted in accordance with the recommendation of the Board or, in the absence of such a recommendation, in the manner the proxy holder considers appropriate.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Number of Meetings of the Board of Directors

The Board held four meetings during fiscal 2019. The standing committees of the Board held an aggregate of eight meetings during fiscal 2019. Each director attended all of the meetings of the Board and the Board committees on which he served during fiscal 2019.

Attendance at Annual Meetings of the Stockholders

All directors are encouraged to attend the annual meeting of stockholders. A majority of directors attended the 2018 annual meeting of stockholders either in person or by teleconference.

Director Independence

Certain rules of the Nasdaq Global Select Market require that the Board be comprised of a majority of “independent” directors, and each of the Company’s Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee be comprised solely of “independent” directors as defined under Nasdaq rules.

Based upon the information submitted by each of the directors, and following the recommendation of the Nominating and Corporate Governance Committee, the Board has made a determination that all of our current directors, with the exception of Dr. Hartnett and Mr. Bergeron, satisfy the “independence” requirements of Nasdaq, SEC regulations and the Company’s Corporate Governance Guidelines. The standards for determining independence are those set forth in the Nasdaq listing standards and the Company’s Corporate Governance Guidelines. The Company’s Corporate Governance Guidelines can be found on our website at http://investor.rbcbearings.com.

Executive Sessions

The Company’s Corporate Governance Guidelines require the non-employee directors to meet in executive sessions on a periodic basis without management. The presiding director, for purposes of leading these meetings, will be the Chairman of the Audit Committee. The non-employee members of the Board and the Audit Committee, respectively, met in executive session during one of the Board meetings and three of the Audit Committee meetings held in fiscal 2019.

Communications between Stockholders and the Board

Stockholders may send communications to the Company’s directors as a group or individually, by writing to those individuals or the group at the following address: RBC Bearings Incorporated, c/o the Corporate Secretary, One Tribology Center, Oxford, CT 06478. The Corporate Secretary will review all correspondence received and will forward all correspondence that is relevant to the duties and responsibilities of the Board or the business of the Company to the intended director(s). Examples of inappropriate communication include business solicitations, advertising and communication that is frivolous in nature, relates to routine business matters (such as product inquiries, complaints or suggestions), or raises grievances that are personal to the person submitting the communication. Upon request, any director may review communication that is not forwarded to the directors pursuant to this policy.

The Board has a policy for submitting concerns regarding the Company’s accounting or auditing matters. Reports may be sent to the Audit Committee through either of the following means: (1) calling the Company’s Ethics Hotline at 1-866-247-5449 (which is available 24 hours per day, 365 days per year) and leaving a recorded message, or (2) sending a written communication marked “Private & Confidential” to the Audit Committee, RBC Bearings Incorporated, c/o the General Counsel, One Tribology Center, Oxford, CT 06478. In each case, reports will be received by the Company’s General Counsel who will forward the message to the Audit Committee. The confidentiality of all reports will be maintained to the extent consistent with applicable law.

Committees of the Board of Directors

The Board currently has an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee. The composition, duties and responsibilities of these committees are described below. Committee members hold office for a term of one year. The charters for each of the committees are available on the Company’s website at http://investor.rbcbearings.com.

Audit Committee. The Audit Committee is responsible for (1) selecting our independent registered public accounting firm, (2) approving the overall scope of the audit, (3) assisting the Board in monitoring the integrity of our financial statements, the independent registered public accounting firm’s qualifications and independence, the performance of the independent registered public accounting firm and our internal audit function, and our compliance with legal and regulatory requirements, (4) annually reviewing the independent registered public accounting firm’s report describing the auditing firms’ internal quality-control procedures, and any material issues raised by the most recent internal quality-control review, or peer review, of the registered public accounting firm, (5) discussing the annual audited financial and quarterly statements with management and the independent registered public accounting firm, (6) discussing earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies, (7) discussing policies with respect to risk assessment and risk management, (8) meeting separately, periodically, with management and the independent registered public accounting firm, (9) reviewing with the independent registered public accounting firm any audit problems or difficulties and management’s response, (10) setting clear hiring policies for employees or former employees of the independent registered public accounting firm, (11) handling such other matters that are specifically delegated to the Audit Committee by the Board from time to time, and (12) reporting regularly to the full Board.

Our Audit Committee currently consists of Mr. Levine, Mr. Stewart and Dr. O’Brien (who is not standing for re-election), each of whom satisfies the current financial literacy requirements and independence requirements for audit committee members of Nasdaq and the SEC. The Board has determined that each of Mr. Levine, Mr. Stewart and Dr. O’Brien qualifies as an “audit committee financial expert,” as such term is defined in the regulations under the Exchange Act. The Board intends to appoint an independent director to replace Dr. O’Brien on the Audit Committee shortly after the 2019 stockholders meeting. The Audit Committee held four meetings in fiscal 2019.

Compensation Committee. The Compensation Committee is responsible for (i) reviewing key employee compensation goals, policies, plans and programs, (ii) reviewing and approving the compensation of our directors, chief executive officer and other executive officers, (iii) reviewing and approving employment contracts and other similar arrangements between the Company and our executive officers, (iv) reviewing and consulting with the Board on the selection of the chief executive officer and evaluation of such officer’s executive performance and other related matters, (v) administration of stock plans and other incentive compensation plans, (vi) approving overall compensation policies for the Company, and (vii) handling such other matters that are specifically delegated to the Compensation Committee by the Board from time to time. Our Compensation Committee currently consists of Mr. Crowell, Mr. Levine and Dr. Faghri, each of whom satisfies the independence requirements of Nasdaq. The Compensation Committee held two meetings in fiscal 2019.

Nominating and Corporate Governance Committee. Our Nominating and Corporate Governance Committee is responsible for (i) evaluating the composition, size and governance of the Board and its committees and making recommendations regarding future planning and the appointment of directors to committees, (ii) establishing a policy for considering stockholder nominees for election to the Board, (iii) evaluating and recommending candidates for election to the Board, (iv) overseeing the Board’s performance and self-evaluation process and developing continuing education programs for our directors, (v) reviewing our corporate governance principles and policies and providing recommendations to the Board regarding possible changes, and (vi) reviewing and monitoring compliance with the Company’s Code of Business Conduct and Ethics and our Insider Trading Policy. Our Nominating and Corporate Governance Committee consists of Mr. Stewart, Dr. Kaplan, Dr. O’Brien (who is not standing for re-election) and Dr. Faghri, each of whom satisfies the independence requirements of Nasdaq. The Nominating and Corporate Governance Committee held two meetings during fiscal 2019.

The Board seeks to have a diverse group of members who possess the background, skills and expertise to make a significant contribution to the Board, the Company and our stockholders. Desired qualities include (i) high-level leadership experience in business or administrative activities, and significant accomplishment, (ii) breadth of knowledge about issues affecting the Company, (iii) proven ability and willingness to contribute special competencies to Board activities, (iv) personal integrity, (v) loyalty to the Company and concern for its success and welfare, (vi) willingness to apply sound and independent business judgment, (vii) awareness of a director’s vital role in assuring the Company’s good corporate citizenship and corporate image, (viii) no present conflicts of interest, (ix) availability for meetings and consultation on Company matters, (x) enthusiasm about the prospect of serving, (xi) willingness to assume broad fiduciary responsibility, and (xii) willingness to become a Company stockholder.

In evaluating candidates, the Nominating and Corporate Governance Committee reviews all candidates in the same manner, regardless of the source of the recommendation. The policy of the Committee is to consider individuals recommended by stockholders for nomination as a director in accordance with the procedures described under “Director Nominations to be Considered by the Board.”

Corporate Governance Guidelines

The Board maintains Corporate Governance Guidelines, which, among other things, set forth the Company’s expectations and policies with respect to the roles and responsibilities of the Board, director affiliations and conflicts, director compensation, standards of director conduct, and the qualifications and other criteria for director nominees. The Nominating and Corporate Governance Committee is responsible for periodically reviewing and reassessing the adequacy of these guidelines and recommending changes to the Board for approval.

Code of Business Conduct and Ethics

The Company’s employees, officers and directors are required to abide by the Company’s Code of Business Conduct and Ethics (the “Code of Ethics”), which is intended to ensure that the Company’s business is conducted in a consistently legal and ethical manner. The Code of Ethics covers areas of professional conduct such as conflicts of interest, fair dealing, the protection of confidential information, and compliance with laws, regulations and rules. Any waiver of the policies or procedures set forth in the Code of Ethics in the case of officers or directors may be granted only by the Board and must be promptly disclosed as required by applicable law or the rules and regulations of Nasdaq.

Board Risk and Compensation Risk Oversight

The Board has oversight responsibility of the processes established to report and monitor systems for material risks applicable to the Company. The Board focuses on the Company’s general risk management strategy and the most significant risks facing the Company and ensures that appropriate risk mitigation strategies are implemented by management. The Board has delegated to its various committees the oversight of risk management practices for categories of risk relevant to their functions. For example, the Audit Committee oversees risks associated with the Company’s systems of disclosure controls and internal controls over financial reporting, compliance with legal and regulatory requirements, and risks associated with foreign exchange, insurance, credit and debt. The Corporate Governance and Nominating Committee oversees risks associated with sustainability. The Compensation Committee considers risks related to the attraction and retention of talent, and risks related to the design of the compensation program. The full Board is responsible for considering strategic risks and succession planning and receives reports from each Committee as to risk oversight within their areas of responsibility.

The Company’s senior management periodically reports on risk management policies and practices to the relevant Board committee or to the full Board so that any decisions can be made as to any required changes to the Company’s risk management and mitigation strategies or to the Board’s oversight of these.

Finally, as part of its oversight of the Company’s executive compensation program, the Compensation Committee considers the impact of the Company’s executive compensation program, and the incentives created by the compensation awards that it administers, on the Company’s risk profile. In addition, the Compensation Committee reviews all of the Company’s compensation policies and procedures, including the incentives that they create and factors that may reduce the likelihood of excessive risk-taking, to determine whether they present a significant risk to the Company. Based on this review, the Company has concluded that its compensation policies and procedures are not reasonably likely to have a material adverse effect on the Company.

Board Diversity

The Company’s policy on Board diversity relates to the selection of nominees for the Board. In selecting a nominee for the Board, the Nominating and Corporate Governance Committee considers the skills, expertise and background that would complement the existing Board and ensure that its members are of sufficiently diverse and independent backgrounds, recognizing that the Company’s businesses and operations are diverse and global in nature. The Nominating and Corporate Governance Committee does not have a specific policy regarding diversity when assessing candidates for the Board, but may consider various kinds of diversity such as diversity of professional background and capabilities, knowledge of specific industries and geographic experience, as well as the more traditional diversity concepts of race, gender and national origin, when considering whether to nominate an individual for Board membership. The Nominating and Corporate Governance Committee assesses the effectiveness of this objective when evaluating new director candidates and when assessing the composition of the Board. The Board believes it is important that its members represent diverse viewpoints and perspectives in their application of judgment to Company matters. The Board will consider diversity as a key factor when considering future candidates for director when Board vacancies exist.

Board Leadership Structure

The Board has no formal policy with respect to the separation of the offices of the Chairman and the Chief Executive Officer, which are currently combined. However, the Board understands that no single leadership model is right for all companies and at all times. The Board believes that it should have the flexibility to make decisions as to the Chairman position from time to time in the way that it believes will best provide effective leadership for the Company. Accordingly, the Board periodically reviews its leadership structure, including whether these offices should be separate. The Board has determined that the current structure consisting of combined roles of Chairman and Chief Executive Officer is an effective and appropriate leadership structure for the Company at this time. All the current members of the Board are independent, except for the CEO and COO/CFO, and all of our Board committees are composed entirely of independent directors.

To promote open discussion among the independent directors, the independent directors routinely meet in executive session without the participation of management. The Board does not have a lead independent director. The Chairman of the Audit Committee leads the sessions of the Board in which management directors and other members of management are not present.

DIRECTOR COMPENSATION

Non-employee members of the Board receive $50,000 per year, payable quarterly, and are entitled to annual stock option and restricted stock grants for their services at the discretion of the Compensation Committee and upon approval of the Board. During fiscal 2019, each director was granted stock options and shares of restricted stock. In addition, the Chairs of the Compensation and Audit Committees receive an additional $5,000 per year. Directors are entitled to reimbursement for reasonable out-of-pocket expenses incurred in connection with attendance at Board and committee meetings. The Compensation Committee reviews non-employee director compensation annually and recommends changes to the Board for approval. During fiscal 2019 the non-employee directors received the following compensation:

Name	Fees Earned or Paid in Cash	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
	($)	($)	($)	($)	($)	($)	($)

Richard R. Crowell	55,000	192,360	35,230	-	-	-	282,590

Dr. Amir Faghri	50,000	192,360	35,230	-	-	-	277,590

Alan B. Levine	55,000	192,360	35,230	-	-	-	282,590

Dr. Thomas J. O’Brien	50,000	192,360	35,230	-	-	-	277,590

Edward D. Stewart	50,000	192,360	35,230	-	-	-	277,590

Dr. Steven H. Kaplan	50,000	192,360	35,230	-	-	-	277,590

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Since April 1, 2018 we have not been a party to, nor have we currently proposed, any transaction or series of similar transactions in which the amount exceeds $120,000 and in which any director, executive officer, holder of more than 5% of our common stock or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest, other than compensation agreements and other agreements that are described in the “Executive Compensation” section of this proxy statement. The Company’s directors and executive officers are subject to annual related-party certifications and the Code of Ethics, which requires that an employee or director avoid placing himself or herself in a position in which his or her personal interests could interfere in any way with the interests of the Company.

We have not made payments to directors other than the fees to which they are entitled as directors (described under the heading “Director Compensation”) and the reimbursement of expenses relating to their services as directors. We have made no loans to any director or officer nor have we purchased any shares of the Company from any director or officer, other than the repurchase of shares from officers at fair market value to cover taxes relating to the vesting of shares of restricted stock.

PRINCIPAL STOCKHOLDERS

The following table sets forth information known to the Company regarding beneficial ownership of the Company’s common stock, as of July 1, 2019, by each director and director nominee, each of the executive officers identified in the Summary Compensation table in the “Executive Compensation” section of this proxy statement, and by all of our directors and executive officers as a group (13 persons). Information in the table is derived from SEC filings made by such persons under Section 16(a) of the Exchange Act and other information received by the Company.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)(2)	Percent of Class (3)
Michael J. Hartnett	482,639	1.9%
Daniel A. Bergeron	186,837	*
Patrick S. Bannon	29,521	*
Richard J. Edwards	28,806	*
Ernest D. Hawkins	5,635	*
Richard R. Crowell	45,470	*
Dr. Amir Faghri	12,373	*
Dr. Steven H. Kaplan	3,140	*
Alan B. Levine	20,210	*
Dr. Thomas J. O’Brien	25,800	*
Edward D. Stewart	23,800	*
Michael H. Ambrose	-	-
All directors and executive officers as a group (13 persons)	870,172	3.5%

(1)	Each person in this table has sole voting and dispositive power with respect to his shares.

(2)	Includes unissued shares that are subject to stock options that are exercisable within 60 days of July 1, 2019.

(3)	Based on 24,876,062 shares of common stock outstanding as of July 1, 2019 plus 244,600 unissued option shares referred to in footnote (2).

*	Less than one percent

The following table sets forth each stockholder that, as of July 1, 2019, is known by us to be the beneficial owner of more than 5% of our common stock. Information in the table is derived from SEC filings made by such persons pursuant to Section 13 of the Exchange Act.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class (1)
Kayne Anderson Rudnick Inv. Mgmt. LLC 1800 Avenue of the Stars, 2nd floor, Los Angeles, CA 90067	2,488,018	(2)	10.0%
BlackRock Inc. 55 East 52nd Street, New York, NY 10055	2,290,937	(3)	9.2%
The Vanguard Group 100 Vanguard Blvd., Malveen, PA 19355	2,189,827	(4)	8.8%
T. Rowe Price Associates, Inc. 100 East Pratt Street, Baltimore, MD 21202-1009	1,913,430	(5)	7.7%
Neuberger Berman Group LLC 1290 Avenue of the Americas, New York, NY 10104	1,537,113	(6)	6.2%
Wasatch Advisors, Inc. 505 Wakara Way, Salt Lake City, UT 84108	1,438,083	(7)	5.8%

(1)	Based on 24,876,062 shares of common stock outstanding as of July 1, 2019.

(2)	A Form 13G filed May 9, 2019 indicates that it has (i) sole voting and dispositive power over 1,984,567 shares, and (ii) shared voting and dispositive power over 503,451 shares.

(3)	A Form 13G filed February 6, 2019 indicates that it has (i) sole voting power over 2,238,293 shares, (ii) sole dispositive power over 2,290,937 shares, and (iii) shared voting and dispositive power over zero shares.

(4)	A Form 13G filed February 12, 2019 indicates that it has (i) sole voting power over 49,567 shares, (ii) shared voting power over 3,331 shares, (iii) sole dispositive power over 2,139,198 shares, and (iv) shared dispositive power over 50,629 shares..

(5)	A Form 13G filed February 14, 2019 indicates that it has (i) sole voting power over 434,088 shares, (ii) sole dispositive power over 1,913,430 shares, and (iii) shared voting and dispositive power over zero shares.

(6)	A Form 13G filed February 13, 2018 indicates that it has (i) sole voting and dispositive power over zero shares, (ii) shared voting power over 1,525,398 shares, and (iii) shared dispositive power over 1,537,113 shares.

(7)	A Form 13G filed February 14, 2019 indicates that it has (i) sole voting or dispositive power over 1,438,083 shares, and (ii) shared voting and dispositive power over zero shares.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires that the Company’s executive officers, directors and greater than 10% stockholders file reports of ownership and changes of ownership of the Company’s common stock with the SEC and Nasdaq. Based on a review of ownership reports filed with the SEC during fiscal 2019, the Company believes that all Section 16(a) filing requirements were met during the year.

EXECUTIVE OFFICERS AND DIRECTORS

The following table sets forth information concerning our directors and executive officers as of July 1, 2019. Each director is elected for a term specified in this proxy statement or until such person’s successor is duly elected and qualified.

Name	Age	Positions
Dr. Michael J. Hartnett	73	Chairman, President and Chief Executive Officer
Daniel A. Bergeron	59	Director, Vice President, Chief Operating Officer and Chief Financial Officer
Richard R. Crowell	64	Director
Dr. Amir Faghri	68	Director
Dr. Steven H. Kaplan	66	Director
Alan B. Levine	75	Director
Dr. Thomas J. O’Brien	71	Director (not standing for re-election)
Edward D. Stewart	76	Director
Patrick S. Bannon	54	Vice President and General Manager
Richard J. Edwards	63	Vice President and General Manager
Ernest D. Hawkins	54	Vice President Finance and Chief Accounting Officer
Joseph Salamunovich	60	Vice President, General Counsel and Secretary
Robert M. Sullivan	35	Corporate Controller

Dr. Michael J. Hartnett has been with the Company for 26 years. He has been the President and Chief Executive Officer since 1992 and Chairman of the Board since 1993. Prior to that, Dr. Hartnett served as President and General Manager of our Industrial Tectonics Bearings Corporation, or ITB, subsidiary from 1990, following eighteen years at The Torrington Company, one of the three largest bearings manufacturers in the U.S. While at The Torrington Company, Dr. Hartnett held the position of Vice President and General Manager of the Aerospace Business Unit and was, prior to that, Vice President of the Research and Development Division. Dr. Hartnett holds an undergraduate degree from the University of New Haven, a Masters degree from Worcester Polytechnic Institute and a Doctoral degree in Applied Mechanics from the University of Connecticut. Dr. Hartnett has also developed numerous patents, authored more than two dozen technical papers and is well known for his contributions to the field of tribology, the study of friction. Dr. Hartnett served as a director of ATC Technology Corporation, a publicly-owned third-party logistics and automotive aftermarket service provider, until 2010, and served as a director of Process Fab Inc., a private company in the business of precision manufacturing and related services until 2014. Dr. Hartnett provides the Board with significant leadership and executive experience. His proven leadership capability and his strong knowledge of the complex financial and operational issues facing mid-sized companies provides the Board with a unique and necessary perspective.

Daniel A. Bergeron has been a director since 2013 and has been with the Company for 16 years. He joined us in 2003 as Vice President, Finance and later that same year was appointed Chief Financial Officer. In 2017, he was additionally appointed Chief Operating Officer. From 2002 until 2003, he served as Vice President and Chief Financial Officer of Allied Healthcare International, Inc., a publicly-held provider of healthcare staffing services. Mr. Bergeron served as Vice President and Chief Financial Officer at Paragon Networks International, Inc., a telecommunications company, from 2000 to 2002. From 1998 to 2000, he served as Vice President and Chief Financial Officer of Tridex Corporation, a publicly-held software company. From 1987 to 1998, Mr. Bergeron held various financial reporting positions with Dorr-Oliver Inc., an international engineering and manufacturing company, including Vice President and Chief Financial Officer. Mr. Bergeron holds a Bachelor of Science degree in Finance from Northeastern University and a Master of Business Administration degree from the University of New Haven. Mr. Bergeron provides the Board with significant financial leadership and executive experience. His proven leadership capability and his strong knowledge of the complex financial and operational issues facing mid-sized companies provides the Board with a unique and necessary perspective.

Richard R. Crowell has been a director since 2002 and Chairman of the Compensation Committee since 2005. Mr. Crowell is a Managing Partner of Vance Street Capital LLC, a private equity investment firm he founded in 2007. Previously he was the President of Aurora Capital Group, a private equity investment firm he co-founded in 1991. Prior to establishing Aurora in 1991, Mr. Crowell was a Partner and President of Acadia Partners, a New York-based investment fund. From 1983 to 1987, he was a Managing Director, Corporate Finance for Drexel Burnham Lambert. He serves on the Executive Committee of the Board of Visitors of the University of California at Los Angeles Anderson School of Management. Mr. Crowell is a director of Micronics, Inc., IAC Industries, RST Instruments Ltd. and Motion Dynamics Corporation, all of which are private companies in the businesses of filtration products, precision manufacturing, engineered solutions, engineered surgical products, precision wire components and related services. Mr. Crowell earned a Bachelor of Arts degree from the University of California at Santa Cruz and a Master of Business Administration degree from UCLA’s Anderson School. Mr. Crowell brings broad business, financial and executive leadership experience to the Board developed through his leadership roles at Vance Street Capital LLC, Aurora Capital Group LLC, Acadia Partners and Drexel Burnham Lambert. He has extensive experience with a number of precision manufacturing and aerospace companies. In addition, Mr. Crowell’s experience in private investment enables him to bring a valuable investor’s view to the Board and his relationships across the financial community strengthen the Company’s access to capital markets. His board memberships provide deep understanding of trends in the precision manufacturing and aerospace sectors, both of which present ongoing challenges and opportunities for the Company.

Dr. Amir Faghri has been a director since 2004. Dr. Faghri is currently Distinguished Professor of Engineering and Distinguished Dean Emeritus at the University of Connecticut. He was the Dean of the School of Engineering at the University of Connecticut from 1998 to 2006, and the Head of the Mechanical Engineering Department from 1994 to 1998. While holding such academic and administrative positions as distinguished and chair professor, department head, and Dean, Dr. Faghri authored eight books and edited volumes, more than 310 archival technical publications (including 210 journal papers), and nine U.S. patents. He has served as a consultant to several major research centers and corporations, including Los Alamos and Oak Ridge national laboratories, Exxon Mobil Corporation, and Intel Corporation. Dr. Faghri's technical productivity is further complemented by his service on the editorial boards of eight scientific journals. Dr. Faghri has received many honors and awards, including the American Institute of Aeronautics & Astronautics (AIAA) Thermophysics Award in 1988, the American Society of Mechanical Engineering (ASME) Heat Transfer Memorial Award in 1988, the ASME James Harry Potter Gold Medal in 2005, and the ASME/AIChE Max Jakob Memorial Award in 2010. Dr. Faghri received a Bachelor of Science degree from Oregon State University and his Master of Science and Doctoral degrees from the University of California at Berkeley. As former Dean of the School of Engineering at the University of Connecticut from 1998 to 2006, with financial oversight responsibilities for all engineering departments and research centers, Dr. Faghri provides the Company with a wealth of valuable executive and engineering experience. His association with U.S. companies and global academia provides the Company with valuable state of the art engineering resources and workforce development.

Dr. Steven H. Kaplan has been a director since 2018. He has been the president of the University of New Haven since 2004 and has led the University through a period of remarkable growth and development. In 2015, in recognition of his contributions to transforming the University, Dr. Kaplan was presented the Chief Executive Leadership Award by the Council for Advancement and Support of Education (CASE) District I. He also was named "Businessman of the Year" by Business New Haven magazine in 2008. Dr. Kaplan was awarded the 2011 William M. Burke Presidential Award for Experiential Education by the National Society for Experiential Education. Previously, Dr. Kaplan was chancellor and professor of English at the University of Virginia's College at Wise. Dr. Kaplan began his teaching career in 1982 as an Instructor of English at the University of Maryland, European Division. From 1985 to 1989, he served as Visiting Lecturer in American Studies at Eberhard-Karls Universität, Tübingen, Germany, one of the oldest and most highly regarded universities in Europe. After completing his doctoral studies at Eberhard-Karls Universität, he returned to the U.S. to teach English at the University of Southern Colorado. Dr. Kaplan also served as Dean of Arts and Humanities at the State University of New York at Buffalo and as Dean of the College of Liberal Arts and Sciences at Butler University. In addition to earning his Ph.D. in Comparative Literature at Eberhard-Karls Universität, Dr. Kaplan holds a Master of Arts degree (with a concentration in philosophy, German and English) from Eberhard-Karls Universität and a Bachelor of Arts degree from the University of California at Los Angeles. This knowledge and chief executive experience allows Dr. Kaplan to provide the Company with a wealth of valuable international executive experience and a perspective that provides the Board a critical resource for management. His association with U.S. companies and global academia provides the Company with a valuable state of the art executive management resource.

Alan B. Levine has been a director and chairman of our Audit Committee since 2005. Mr. Levine served as Chief Financial Officer and Director of Virtual Access Networks, Inc. from 2001 to 2002 and Chief Financial Officer and Treasurer of Marathon Technologies Corporation from 1998 to 2001. Mr. Levine is currently a director, chairman of the audit committee, and a member of the compensation and special committees of Dynasil Corporation of America. From 2007 to 2011, he served as Vice President and Chief Financial Officer of the Graduate Management Admission Council. Prior to this, Mr. Levine was with Ernst & Young LLP from 1974 to 1998, and was Partner from 1986 to 1998, where he established and directed an Entrepreneurial Services practice. Previously, Mr. Levine served as a director and chairman of the audit committees of MCK Communications and Nextera Enterprises, Inc., and director, chairman of the audit committees, and a member of the compensation committee of Magnatek, Inc. Mr. Levine earned a Bachelor of Arts degree from the University of Vermont. He also holds a Master of Accounting degree from the University of Arizona and was a certified public accountant. As chairman of our Audit Committee Mr. Levine has demonstrated that he is valuable to the Audit Committee’s function. He is the Company’s designated "audit committee financial expert" as defined by SEC regulations. Mr. Levine brings to the Board extensive demonstrated expert knowledge and experience in accounting and finance from his Master of Accounting degree and as a former partner with Ernst & Young LLP and a former chief financial officer. This knowledge and experience gives Mr. Levine a perspective that he is able to use to help the Audit Committee and Board understand the highly technical issues management confronts on a daily basis and to serve as a critical resource for management.

Dr. Thomas J. O’Brien has been a director and Audit Committee member since 2006. Dr. O’Brien has served as a professor at the University of Connecticut since 1986 and as the Head of the Finance Department from 1999 until 2007. Prior to this, Dr. O’Brien held positions at the University of North Carolina-Chapel Hill, Duke University, the University of North Carolina-Charlotte and Florida State University. In addition to Dr. O’Brien’s distinguished career as a professor, he has also written several books and has co-authored numerous papers and articles covering topics in finance. Dr. O’Brien earned a Bachelor of Arts degree in Economics from Davidson College. He received his Master of Business Administration degree from the University of Pennsylvania and a Doctoral degree in Finance from the University of Florida. Dr. O’Brien provides the Company with a wealth of valuable academic finance knowledge and executive experience which qualifies him as a "financial expert" for the Audit Committee. His continuing association with the University of Connecticut provides the Audit Committee and the Board with a valuable state-of-the-art finance resource.

Edward D. Stewart has been a director since 2013. Mr. Stewart is the former Chairman of the Board of ATC Technology Corporation and has served on other company boards and audit committees. Mr. Stewart has many years of financial and operational experience with General Electric Company including as Executive Vice President of GE Capital and Chief Financial Officer of a number of other GE businesses. Mr. Stewart formerly served as a member of the Board of Directors of Nordstrom fsb, a formerly wholly-owned subsidiary of Nordstrom, Inc., and a member of its Audit and Investment Committees. Mr. Stewart earned a Bachelor of Arts degree in Economics from Tufts University. Mr. Stewart is 76 years old His extensive financial experience qualifies him as a "Financial Expert" for our Audit Committee. In addition, his service as a director of other publicly-traded and private companies is a valuable resource to the Board.

Set forth below is information concerning our executive officers who are not directors.

Patrick S. Bannon has been with the Company since 1991. He was appointed Vice President and General Manager in 2017. He started his career as a manufacturing engineering manager with the Company’s ITB business in 1991 and then transferred to the Heim Bearings business as a manufacturing manager in 1995, and was promoted to plant manager of the Company’s ITB business in 1997. In 2002 he also assumed responsibility for the Company’s operations in Mexico. He was promoted to plant manager of the Company’s Aircraft Products operations in 2004 maintaining responsibility for Mexico and the Company’s engineered components business and was subsequently promoted to General Manager in 2008. In 2016 he also added General Manager responsibility for the Company’s AeroStructures and AeroComponents businesses. In 2017, he added management responsibilities for the Company’s Heim Bearings business. Mr. Bannon has a Bachelor of Science degree in Mechanical Engineering from Worcester Polytechnic Institute.

Richard J. Edwards has been with the Company since 1990 when he joined us as Manufacturing Manager for the Hartsville, South Carolina facility. After holding the positions of Plant Manager for the Hartsville Plant, and Director of Operations for the RBC Divisions, he was named Vice President and General Manager for the RBC Divisions in 1996. Prior to joining us, Mr. Edwards spent six years with The Torrington Company as Materials Manager, and later Plant Superintendent in the Tyger River plant. He holds a Bachelor of Science degree in Management from Arizona State University.

Ernest D. Hawkins has been with the Company since 2015. He was appointed Vice President Finance and Chief Accounting Officer in 2017. From 2014 to 2017 he was Corporate Controller of the Company’s Sargent Aerospace & Defense Division. From 2008 to 2014 he was Segment Controller for the Dover Engineered Systems division of Dover Corporation. Mr. Hawkins holds a Bachelor of Science degree in Accounting from Ball State University and was a licensed certified public accountant.

Joseph Salamunovich joined the Company as General Counsel and Secretary in October 2018 and was appointed Vice President in May 2019. Prior to joining the Company Mr. Salamunovich was a partner at Strategic Law Partners, a boutique transactional law firm, from 2015 to 2018. From 1997 to 2010 he was Vice President, General Counsel and Secretary of ATC Technology Corporation, a publicly-owned third-party logistics and automotive aftermarket service provider, and from 2010 to 2015 he was Executive Vice President, General Counsel and Secretary of GENCO Product Lifecycle Logistics, a privately-owned third-party logistics service provider, which acquired ATC in 2010. Mr. Salamunovich was with Gibson, Dunn & Crutcher, LLP from 1986 to 1997 where he was a partner in the Corporate Department. He has a Bachelor of Arts degree in History from Loyola Marymount University and a Juris Doctor from Loyola Law School.

Robert M. Sullivan joined the Company in 2016 as Assistant Corporate Controller and in 2017 was appointed Corporate Controller. From 2013 to 2016 he worked at Sikorsky Aircraft Corporation involved in business development, program finance and financial planning and analysis. From 2007 until 2013 he was employed by Ernst & Young LLP as an Audit Manager. Mr. Sullivan holds a Bachelor of Science degree in Accounting from Fairfield University, a Master of Science degree in Accounting and Taxation from the University of Hartford, and a Master of Business Administration degree from the University of Connecticut. He is a licensed certified public accountant.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

Overview

This Compensation Discussion and Analysis provides a detailed description of our executive compensation philosophy and program, the compensation decisions the Compensation Committee has made under this program, and the factors considered in making those decisions. This Compensation Discussion and Analysis focuses on the compensation of our named executive officers (NEOs) for fiscal 2019, who were:

Name	Position
Dr. Michael J. Hartnett	Chairman, President and Chief Executive Officer (our principal executive officer)
Daniel A. Bergeron	Director, Vice President, Chief Operating Officer and Chief Financial Officer (our principal financial officer)
Patrick S. Bannon	Vice President and General Manager (one of our three most highly compensated executive officers as of the end of fiscal 2019 other than our principal executive and financial officers)
Richard J. Edwards	Vice President and General Manager (one of our three most highly compensated executive officers as of the end of fiscal 2019 other than our principal executive and financial officers)
Ernest D. Hawkins	Vice President and Chief Accounting Officer (one of our three most highly compensated executive officers as of the end of fiscal 2019 other than our principal executive and financial officers)

Compensation Committee Report on Executive Compensation

The Compensation Committee of the Board has reviewed and discussed with management the Compensation Discussion and Analysis. Based on that review and discussion, the members of the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

Respectfully submitted,

The Compensation Committee of the Board of RBC Bearings Incorporated

Richard R. Crowell (Chairman)

Alan B. Levine

Dr. Amir Faghri

Compensation Philosophy and Program

The Company’s core focus is on the delivery of sustainable Company performance and long-term stockholder value. The Company’s compensation program is designed to further and support this focus and to incentivize and reward executives for achieving outstanding performance and generating value for the Company’s stockholders. During the period between our 2017 and 2018 annual meetings, the Company conducted a thorough review of its compensation philosophy and program, as well as the Company’s performance and creation of value for our stockholders. The objective of this review was to assess whether our existing compensation program was in fact properly aligning executive compensation with stockholder interests and realizing the pay-for-performance philosophy that we embrace. Our conclusion, as described in greater detail below, was that based on the Company’s outstanding performance relative to our peers, our compensation program is properly incentivizing our executive leadership to drive the Company forward and generate value for our stockholders. Based on this conclusion, and following a number of changes to the compensation program in fiscal 2014, we determined that substantive changes were not necessary at that time.

Overview of Our Compensation Program	Overview of Governance Practices and Policies

●     Compensation is delivered in the form of fixed pay, a cash incentive based on short-term performance and a mix of long-term equity incentives.

●     All elements of compensation are targeted against the 50th percentile of the Company comparator group.

●     All of the CEO’s variable compensation is performance-based.

●     All NEO long-term incentives are stock-based, providing a direct tie to delivering sustainable long-term stockholder value.

●     Long-term incentive awards vest over a period of three to five years.

●     Corporate performance assessment is primarily based on EBITDA.

●     Segment performance assessment for certain NEOs is based on: (i) divisional sales plus depreciation minus total factory costs for the fiscal year division target comprised of revenue plus depreciation minus total factory cost; (ii) divisional revenue growth relative to U.S. Gross Domestic Product; and (iii) non-financial and qualitative performance goals, such as customer services levels, development of human resources, and overall Company and individual performance.

●     Short-term incentives for NEOs other than the CEO take account of individual performance.

●     Modest perquisites.

●     An annual stockholder “Say-on-Pay” vote.

●     A pay-for-performance philosophy.

●     Use of an appropriate comparator group, selected based on a range of financial factors.

●     Significant stock ownership guidelines for the executive officers.

●     A clawback policy that applies to all incentive compensation for the executive officers.

●     Double-trigger provisions in the event of a change in control.

●     Prohibition on share recycling under the long-term incentive plans.

●     Retention of an independent external compensation consultant.

●     No repricing or backdating of options.

●     No employment agreements, other than for the CEO and COO/CFO.

●     No “gross-ups.”

For fiscal 2019, the CEO’s total compensation was $11,640,585, of which $10,807,495 (or 92.8%) was pursuant to a performance-based compensation program. The following pay mix graph for the CEO demonstrates the focus on performance-based pay.

Stockholder Engagement

The Company is committed to maintaining an ongoing dialogue with our stockholders to understand any concerns they may have with our compensation program or otherwise. Toward that end, from time to time the Company has reached out to a number of stockholders to discuss our compensation program, explain the basis for our compensation decisions, and invite stockholder feedback regarding specific concerns with our compensation program. The Compensation Committee has then used this feedback when evaluating our compensation program design.

Our discussions with our stockholders generally focus on their process for evaluating “Say-on-Pay” and pay-for-performance issues. In certain cases, stockholders have indicated they vote on compensation issues based on evaluations made by their internal staff, while others indicated they vote on compensation issues taking into consideration the recommendations made by whomever they use for proxy advisory services. Below, we address the following primary issues raised in the past with respect to our compensation program by proxy advisory service providers:

●	The use of EBITDA as the primary incentive compensation metric with ROIC as a supplemental metric.

●	Maintaining our compensation comparator group.

●	Pay for performance philosophy.

Following this discussion, we set forth highlights of our fiscal year 2019 financial performance that demonstrate the effectiveness of our executive compensation program.

During 2017, our Compensation Committee, working with management, undertook a review of our executive compensation program. This effort included discussions with 15 major institutional stockholders and their corporate governance groups regarding executive compensation, analysis of market practices at peer companies, and retention by the Compensation Committee of an independent compensation consultant. The objective of the investor outreach was to understand the factors our stockholders consider to be most important when evaluating our executive compensation program. We learned that stockholders were not seeking major changes to our executive compensation program, but rather that they had some ideas to refine and improve the program, often specific to CEO pay. Major stockholders were not prescriptive about plan design. Instead, they were more interested to see that the results and outcomes delivered by the plans were appropriately aligned with Company-wide and individual performance.

Key feedback we have received from our stockholders and the actions we have taken in response are:

Feedback We Received	Action Taken by Compensation Committee

While our stockholders believed that the EBITDA measurement worked well for the Company given its financial performance, the stockholders recommended the Board consider adding one or two more metrics to the compensation plan, such as ROIC. The stockholders believed that management was in the best position to determine the best targets for how they manage the business. Certain stockholders indicated that total stockholder return (TSR) should not be used as a metric and do not follow the recommendations of the proxy advisor groups.	The Compensation Committee amended the Company’s equity compensation program for the CEO and COO/CFO so that for fiscal 2018 and forward approximately 33% of the total equity compensation is based on ROIC as the measurement base. This applies to stock options grants as well as restricted stock grants. The CEO’s and COO/CFO’s compensation is now based on a combination of EBITDA and ROIC, two measurement factors that management and the Compensation Committee believe fit very well with how the business is managed and align compensation with both the short-term and the long-term performance of the Company.

Our stockholders believed it was reasonable to expect that Dr. Hartnett's compensation should be higher than the peer group given that he is the Company founder, his length of service, and the Company’s superior long-term results.	Notwithstanding the stockholder’s belief as to the reasonableness of Dr. Hartnett’s compensation, Dr. Hartnett’s compensation was restructured with the effect that his base salary and incentive bonus were reduced by 20% based on compensation targets.

Feedback We Received	Action Taken by Compensation Committee
Our stockholders were generally not pleased with the Institutional Shareholder Service (ISS) recommendation to vote against the election of directors in 2017. The stockholders additionally understood the Company’s frustration with the proxy advisor groups and particularly with the 2016 peer group selected by ISS.	The Company will continue to be primarily guided by the feedback from our stockholders with respect to the compensation program and any recommended changes.

A few stockholders expressed concern over the staggered board with a possible solution being the ability for a stockholder to call a special meeting with a 20% to 25% threshold.	Following the 2018 stockholders meeting the Company sought additional feedback from a broader sampling of stockholders regarding the expressed concern and ultimately decided that no changes are warranted at this time.

Several stockholders expressed concern over the director majority vote issue.	The amendment of the Company’s by-laws to provide for majority voting as set forth in Item 5 of our 2017 proxy statement was implemented.

The Use of EBITDA

EBITDA is the core measure used to assess Company operating performance under the variable pay program applicable to our named executive officers. EBITDA is defined as our consolidated operating income plus depreciation, amortization and incentive stock compensation. The Company and Compensation Committee believe that EBITDA is the most appropriate measure of operating performance for a number of reasons, and that, of the various performance metrics we could use under our variable pay program, EBITDA most closely aligns with our stockholders’ best interests. A shared theme concerning the 2015 “Say on Pay” advisory vote was that we use EBITDA as the primary performance metric for purposes of the formulaic components of our performance-based compensation. The Compensation Committee uses EBITDA performance to determine the variable compensation of the CEO. The CEO’s annual performance incentive is based solely on EBITDA performance. The achievement of plan results in an annual incentive of 150% of base salary, with no incentive earned for achieving less than 80% of plan. EBITDA is also used to determine the size of awards under the long-term incentive program, requiring minimum performance of 75% of plan during the year to earn an award of both stock options and restricted stock. We continue to believe quite strongly that EBITDA is the most appropriate metric and that its use as the primary performance metric is a significant driver for our outstanding results and stock performance.

●	Our sole motivation in selecting performance metrics is to choose the metric that most accurately captures our performance as a company and the value that we are generating for our stockholders. We strongly believe that EBITDA is that metric.

●	EBITDA is the core foundation on which all of our business units run. Over the years we have developed a strong focus and discipline around cash management and capital allocation from the top of the organization to the bottom. We continue to apply this focus in operating the Company today.

●	EBITDA allows management, investors, and others to evaluate and compare the Company’s core operating results, including return on capital and operating efficiencies, from period to period by removing the impact of the Company’s capital structure (interest expense from our outstanding debt), asset base (depreciation and amortization), tax consequences, changes in accounting reserves, other non-operating items, and share-based compensation.

●	EBITDA is the measure that guides the Company, through managing cash flow, operating cost and efficiency, and capital allocation, during periods of economic downturn and inhibits the manipulation of operating performance through excessive leverage or capital expenditures, the impact of which are more problematic during periods of economic downturn.

●	EBITDA is a key driver for debt covenants.

●	We use EBITDA for business planning purposes, to run the business, for capital allocation decisions, and to evaluate and price potential acquisitions.

●	In addition to its use by management, we also believe EBITDA is a measure widely used by securities analysts, investors, and others to evaluate the financial performance of the Company and other companies in our industry.

●	We view EBITDA as the most reliable bellwether of how well we are converting the Company’s revenue into value for our stockholders.

We have considered alternatives to the continued use of EBITDA, such as TSR (i.e., total stockholder return). We recognize that many companies use TSR as a performance metric under their compensation programs, and that its use is familiar to, and might be welcomed by, some stockholders. However, the feedback we received from our stockholders recommended against using TSR, and upon considering how TSR would apply to RBC, we identified a number of challenges, particularly relating to the selection of an appropriate peer group with respect to TSR. Incorporating TSR as a performance metric would also be a major change internally to our organization and could disrupt how we run the business and achieve the results we have over the last several years. We have relied on EBITDA as our primary performance metric since our IPO in 2005, when our stock entered the market at $14.50 per share. On July 1, 2019, our stock closed at $169.05 per share. We believe we are unique among our peers in achieving this result for our stockholders.

Our adoption of the ROIC metric for fiscal 2018 equity compensation was based on the belief that ROIC captures not just profitability but whether the magnitude of profitability is appropriate for the investments made. ROIC can also be compared across companies and industries and provides a closer link to key drivers of value creation. We also believe that ROIC works in close synergy with our primary EBITDA metric.

Maintaining Our Compensation Comparator Group

The Compensation Committee reviews the Company’s compensation comparator group (the “Comparator Group”) annually to ensure it remains appropriate for the purposes of establishing annual executive compensation. In assessing the composition of the Comparator Group, we use a number of selection criteria, including industry focus, company scope measured through revenue, market capitalization, headcount and financial growth. The Compensation Committee, along with confirmation by our stockholders, believes that this customized approach is preferable to an algorithmic GICS code approach to selecting a peer group, which lacks the precision and ability to take into account unique circumstances that we believe are crucial to devising a fairly representative peer group, particularly for companies like us that happen to be smaller than many of our competitors in the marketplace.

The Compensation Committee believes that offering competitive compensation packages to our leadership team is critical to retaining the talent that has driven the outstanding results we have achieved during the past several years. To be legitimately competitive, our compensation program must be benchmarked against the full array of our competitors, not solely against our similarly sized competitors. Details regarding the Comparator Group can be found below under “Compensation Governance and Policies – Policies.” Our executives’ compensation is targeted at the 50th percentile against the Comparator Group.

Pay-for-Performance Philosophy

The Company enthusiastically embraces the pay-for-performance philosophy, and it was this philosophy that guided the Compensation Committee’s deliberations regarding whether to modify our compensation program after fiscal 2017. As described in greater detail in the following section, the Company achieved outstanding performance across numerous metrics during fiscal 2019 and we believe this outstanding performance underscores the effectiveness of our compensation program. The program we have designed is incentivizing our executive team to drive the results that create value for our stockholders, and motivating our executive team to sustain that value creation in future fiscal years by rewarding the value created in fiscal 2019. We believe our compensation program exemplifies a properly functioning pay for performance approach to compensation. We have constructed a compensation program that incentivizes our executive team to outperform our peers, and they have delivered on that objective, thereby generating significant value for our stockholders. We believe that maintaining our compensation program is a key component to sustaining this value creation for our stockholders through future fiscal years.

Operating Performance Highlights and Stock Performance

The Company’s operating results for fiscal 2019 demonstrated solid execution and continued strong operating performance:

	Fiscal 2019	Fiscal 2018	Change
	(in millions except per share amounts)
Net sales	$702.5	$674.9	4.1%
Gross margin	276.7	258.5	7.0%
Operating income	132.0	128.8	2.5%
Net income	105.2	87.1	20.7%
Diluted earnings per share	4.26	3.58	19.0%

The following graph shows the total return to our stockholders compared to the Russell 2000 Small Cap Index and the Nasdaq Composite Index over the period from March 29, 2014 to March 30, 2019. Each line on the graph assumes that $100 was invested in our common stock on March 29, 2014 or in the respective indices at the closing price on March 29, 2014. The graph then presents the value of these investments, assuming reinvestment of dividends, through the close of trading on March 30, 2019.

The cumulative total return shown on the stock performance graph indicates historical results only and is not necessarily indicative of future results.

Compensation Governance and Policies

Objectives and Philosophy

The Company’s compensation program is designed to reward executives based on favorable performance and results. Compensation policies and plans (including benefits) are designed to attract and retain top quality and experienced executives by providing the opportunity to earn competitive cash compensation based on corporate, business unit and individual performance, plus the opportunity to accumulate stock-based wealth commensurate with the long-term growth and value created for the Company’s stockholders.

The Company seeks to attract executive talent by offering competitive base salaries and annual and long-term performance incentive opportunities. The Company provides incentives that promote both the short- and long-term financial and strategic objectives of the Company. Achievement of short-term objectives is rewarded through base salary and annual performance incentives, while long-term incentive grants (primarily stock options and restricted stock) encourage executives to focus on and align themselves with the Company’s long-term goals as well. These incentives are based on an approved operating plan based on EBITDA, which by its nature captures financial objectives of importance to the Company including revenue and earnings growth, cash flow generation, and creation of stockholder value. The Company’s compensation program also accounts for individual performance, which enables the Company to differentiate among executives and emphasize the link between personal performance and compensation. In addition, an additional ROIC metric is used for a portion of the CEO’s and COO/CFO’s equity compensation.

Compensation Process

Constituent	Roles and Responsibilities
Compensation Committee (Comprised of the following three independent directors for fiscal 2019: Richard R. Crowell (Chairperson), Alan B. Levine and Dr. Amir Faghri)

●     Oversees the manner in which the Board discharges its responsibilities relating to the Company’s compensation policies and plans.

●     Reviews and determines, as appropriate, the compensation of the Company’s executive officers.

●     In consultation with the Board, the CEO, and senior management, develops and approves the Company’s executive compensation philosophy.

●     Reviews and approves corporate goals and objectives related to the CEO’s compensation and evaluates the CEO’s performance.

●     Determines the CEO’s compensation and reviews and approves the CEO’s recommendations regarding the compensation of the other executive officers.

●     Sole authority to retain and terminate executive compensation consultants engaged to provide advice to the Compensation Committee in connection with its responsibilities and to retain other professional advisors when necessary or appropriate.

Details of the Compensation Committee’s duties are summarized in the “Board of Directors and Corporate Governance” section of this proxy statement, and are set out in full in the Compensation Committee Charter, which can be viewed on the Company website at http://investor.rbcbearings.com.

Advisors to the Compensation Committee

●     Assist the Compensation Committee and senior management in their periodic review of the effectiveness and competitiveness of the Company’s executive compensation structure.

●     Generally report directly to the Compensation Committee, although occasionally are engaged by senior management, subject to Compensation Committee approval and oversight.

●     During fiscal year 2016, the Compensation Committee retained Radford (an Aon Hewitt entity) as an independent advisor.

●     During fiscal year 2017, the Compensation Committee retained Willis, Towers Watson as an independent advisor.

Constituent	Roles and Responsibilities
Company Management

●     The CEO, who is in the best position to initially assess performance, makes recommendations to the Compensation Committee regarding compensation decisions applicable to the other executive officers.

●     Company management provides input and feedback to the Compensation Committee regarding the Compensation Committee’s compensation process.

●     Company management may be invited to attend Compensation Committee or Board meetings from time to time, or to contribute materials for such meetings. No member of Company management is present when the Compensation Committee or Board discusses his or her compensation.

Governance Policies

Interlocks and Insider Participation. No member of the Compensation Committee has ever been an officer or employee of the Company, or had any relationship with the Company requiring disclosure as a related-party transaction in the section “Certain Relationships and Related Transactions” of this proxy statement. No executive officer of the Company has served on the board of directors or compensation committee of any other entity that has or has had one or more executive officers who served as a member of the Board or the Compensation Committee during fiscal 2019.

Executive Compensation Clawback Policy. The Company maintains an Executive Compensation Clawback Policy to deter fraud and intentional illegal conduct that materially contributes to a restatement of our financial statements. The policy provides that if it is found that an executive officer engaged in fraud or intentional illegal conduct that materially contributed to the need to restate our financial statements, and the amount of any performance-based compensation actually paid or awarded to such executive officer would have been less had it been calculated based on such restated financial statements then, subject to certain exceptions set forth in the Policy, the Compensation Committee can seek to recover the after-tax portion of the difference between the amount actually paid and the amount that should have been paid. The full Executive Compensation Clawback Policy can be found as Exhibit 10.1 to our Current Report on Form 8-K dated July 25, 2013.

Stock Ownership Guidelines. We have stock ownership requirements for each of our executive officers and non-employee directors. These stock ownership requirements are designed to encourage stock ownership by our executive officers and non-employee directors and to further align their interests with our stockholders. Each executive officer and non-employee director must achieve and maintain ownership of ordinary stock or ordinary stock equivalents at or above a prescribed level. The requirements are as follows:

Position	Value of Stock
Chief Executive Officer	6x base salary
All other executive officers	3x base salary
Non-employee directors	3x annual retainer fee

Our stock-ownership program requires the accumulation of ordinary stock (or ordinary stock equivalents) over a five-year period following the date the person becomes subject to stock-ownership requirements. Executive officers who experience a change in base salary have three years from the date of such change to achieve the new level of ownership. Ownership credit is given for actual ordinary stock and restricted stock owned, whether or not vested. Stock options do not count toward meeting the stock-ownership target. The Compensation Committee reviews compliance with these guidelines on an annual basis.

The full text of the Company’s Stock Ownership Guidelines is filed as Exhibit 10.1 to our Current Report on Form 8-K dated June 17, 2013.

Maintaining a Compensation Comparator Group. The Compensation Committee compares the Company’s senior management compensation levels with those of companies in industries related to the Company and similar-sized companies in the industrial machinery, aerospace & defense, electronic equipment & instruments, electrical equipment, and semiconductor bearings industries. During 2016 the Compensation Committee undertook a review of our compensation peer group with the support of Radford, the Compensation Committee’s independent advisor. Given the significant impact the 2015 Sargent acquisition had on the Company, updating the peer group was necessary due to our increased size and higher weighting with the aerospace sector. A number of criteria were identified to inform the selection of appropriate peers, including industry focus, company scope measured through revenue, market capitalization, headcount and financial growth. As a result of the analysis, for 2016, six companies were removed from the previous peer group and seven companies were added. No changes have been made to the peer group since then.

Fiscal 2019 Comparator Group
AAR Astronics Barnes Group CIRCOR International Crane Cognex	Curtiss-Wright Esterline Technologies FARO Technologies FLIR Systems Franklin Electric Graco	HEICO Hexcel Kulicke and Soffa Industries Moog MTS Systems Teledyne Technologies

The Compensation Committee targets all elements of compensation at the 50th percentile of the Comparator Group.

Compensation Program Components and Pay Outcome for Fiscal 2019

The Compensation Committee regularly reviews and updates the Company’s compensation program for the executive officers to ensure that compensation levels and benefits are competitive and reasonable, as measured against the Comparator Group and using the guidelines described above.

The NEOs’ core compensation elements are base salary, an annual cash incentive, and a long-term equity incentive award in the form of restricted stock and stock options. Details and outcomes for fiscal 2019 are described below.

Base Salaries

Base salaries are reviewed annually. In 2019, the Compensation Committee reviewed the base salary of the CEO in accordance with his employment agreement, and also reviewed the CEO’s salary recommendation for the other NEOs.

In reviewing and approving changes in base salary, the Compensation Committee takes account of a number of factors including:

●	Performance in role;

●	Competitive positioning against market;

●	Value to the Company and future potential;

●	Scope of responsibility; and

●	Prior experience.

As a result of the review, the following changes were recently approved:

Name and Position	New Base Salary	Old Base Salary	Change
Dr. Michael J. Hartnett	$775,020	$775,020	-
Daniel A. Bergeron	$551,250	$525,000	5.0%
Patrick Bannon	$270,000	$250,000	8.0%
Richard J. Edwards	$335,000	$326,000	2.8%
Ernest D. Hawkins	$244,000	$238,000	2.5%

In approving these changes, the Compensation Committee took into account the performance of the individuals and their salaries’ competitive relationship to industry and market level considerations within the ranges the Compensation Committee considers reasonable and necessary for the respective positions.

Annual Incentive Compensation Plan

Under the Company’s annual incentive compensation plan (the “Annual Incentive Plan”), the Company pays performance-based annual cash incentive awards. The Annual Incentive Plan primarily assesses performance relative to stretching EBITDA goals on a formulaic and/or discretionary basis. As explained above in “Stockholder Engagement – The Use of EBITDA,” EBITDA is the primary measure under the Annual Incentive Plan.

CEO. In accordance with the CEO’s employment agreement, the CEO is entitled to an annual performance incentive equal to a percentage of his fiscal year-end base salary as follows:

Percentage of EBITDA to Plan	Amount of Bonus
80% to 89.9%	75% of Base Salary
90% to 99.9%	100% of Base Salary
100% to 109.9%	150% of Base Salary
110% to 119.9%	200% of Base Salary
120% or higher	250% of Base Salary

COO/CFO. In accordance with his employment agreement, the Vice President, Chief Operating Officer and Chief Financial Officer is eligible for an annual performance incentive equal to a percentage of his fiscal year-end base salary as follows:

Percentage of EBITDA to Plan	Amount of Bonus
80% to 89.9%	45% of Base Salary
90% to 99.9%	60% of Base Salary
100% to 109.9%	90% of Base Salary
110% to 119.9%	120% of Base Salary
120% or higher	150% of Base Salary

Other Executive Officers. For executive officers other than Dr. Hartnett and Mr. Bergeron, a broader range of performance measures, beyond EBITDA, are taken into account when determining their payments under the Annual Incentive Plan in order to reflect the areas for which they are directly accountable.

The Annual Incentive Plan payments for executive officers who are in charge of operating segments are based on the following three-part performance plan:

1.	Divisional sales plus depreciation minus total factory costs for the fiscal year. This component is targeted at 50% of the total annual performance incentive (or 30% of their fiscal year-end base salary), subject to adjustment based on level of achievement as noted below

Percentage of Achievement of Target Goal	Amount of Bonus as Percentage of Target
0% to 80%	No bonus
100%	100%
120% or higher	200%

2.	Divisional revenue growth relative to U.S. Gross Domestic Product. This component is equal to 25% of the total target annual performance incentive (or 15% of their fiscal year-end base salary). This component is earned upon achievement of divisional revenue growth that exceeds two times U.S. Gross Domestic Product.

3.	Non-financial and qualitative performance goals. This component is equal to 25% of the total target annual performance incentive (or 15% of their fiscal year-end base salary) and is the only discretionary component of the annual performance incentive. The CEO reviews non-financial performance in areas critical to the long-term success of the business.

The Annual Incentive Plan payments for each executive officer who is not in charge of an operating segment (e.g., the Vice President and Chief Accounting Officer) is equal to a percent of his fiscal year-end base salary, determined at the discretion of the CEO based on the Company’s overall performance and the executive officer’s individual performance relative to established goals and objectives.

Based on the foregoing, the NEOs other than the CEO and the COO/CFO are eligible for the following cash incentive awards under the Annual Incentive Plan (expressed as percentages of fiscal year-end base salary):

Name	Target Bonus (% of Base Salary)	Maximum Bonus (% of Base Salary)	Performance Measures
Patrick S. Bannon	60%	90%		(1)
Richard J. Edwards	60%	90%		(1)
Ernest D. Hawkins	30%	N/A		(2)

(1)	Divisional sales plus depreciation minus total factory costs; Divisional revenue growth relative to U.S. Gross Domestic Product; non-financial and qualitative performance goals.

(2)	Overall Company and individual performance.

Discretionary Bonuses. In addition to Annual Incentive Plan compensation, the Compensation Committee may approve additional discretionary bonuses to the executive officers, other than the CEO, in the case of exceptional performance (which is determined based on the CEO’s subjective evaluation of performance relative to a number of factors, including, but not limited to, “Cash Flow,” “Cumulative Earnings Per Share Growth,” “Customer Service Levels” and “Debt (Net Debt) to Capital”).

Awards under the Annual Incentive Plan are subject to the Executive Compensation Clawback Policy.

Annual Incentive Plan Payments for Fiscal 2019. The EBITDA goal under the Annual Incentive Plan for fiscal 2019 was set at $185,155,000 in accordance with the operating plan. This stretching goal represented an increase of 4.1% over $177,886,000 of EBITDA achieved in fiscal 2018. EBITDA achieved in fiscal 2019 was $195,504,000, which equated to 105.6% of the stretching goal in the operating plan. Based on this performance, the Compensation Committee approved the following Annual Incentive Plan payments and discretionary bonuses for fiscal 2019:

Name	Annual Incentive	Discretionary Bonus	Total Bonus
Dr. Michael J. Hartnett	$1,162,530	$-	$1,162,530
Daniel A. Bergeron	$472,500	$-	$472,500
Patrick S. Bannon	$127,500	$97,500	$225,000
Richard J. Edwards	$200,540	$-	$200,540
Ernest D. Hawkins	$50,000	$-	$50,000

Dr. Michael J. Hartnett. Based on fiscal 2019 EBITDA being 105.6% of the operating plan, Dr. Hartnett received an annual incentive payment for fiscal 2019 equal to 150% of his base salary.

Daniel A. Bergeron. Based on fiscal 2019 EBITDA being 105.6% of the operating plan, Mr. Bergeron received an annual incentive payment for fiscal 2019 equal to 90% of his base salary.

Patrick S. Bannon. For fiscal 2019, Mr. Bannon achieved 93.7% of his goal under part 1 of his performance plan and therefore received a payment equal to 70% of the targeted amount under that part, which is 30% of his base salary of $250,000; this amounted to a payment of $52,500. Mr. Bannon exceeded his goal under part 2 of his performance plan and therefore received a payment equal to 100% of his targeted amount under that part, which is 15% of his base salary; this amounted to a payment of $37,500. Mr. Bannon received a payment under part 3 of his performance plan equal to 100% of the targeted amount under that part, which is 15% of his base salary; this amounted to a payment of $37,500. Mr. Bannon’s total Annual Incentive Plan payment for fiscal 2019 was 51.0% of his base salary. In addition, Mr. Bannon received a discretionary bonus of $97,500 for fiscal 2019.

Richard J. Edwards. For fiscal 2019, Mr. Edwards achieved 106.0% of his goal under part 1 of his performance plan and therefore received a payment equal to 130% of the targeted amount under that part which is 30% of his base salary of $326,000; this amounted to a payment of $127,140. Mr. Edwards exceeded his goal under part 2 of his operating plan and therefore received a payment equal to 100% of his targeted amount under that part, which is 15% of his base salary; this amounted to a payment of $48,900. Mr. Edwards received a payment under part 3 of his operating plan representing 50.1% of the targeted amount under that part, which is 15% of his base salary; this amounted to a payment of $24,500. Mr. Edwards’ total Annual Incentive Plan payment for fiscal 2019 was 61.5% of his base salary.

Ernest D. Hawkins. Based on the CEO’s assessment of the Company’s overall performance and Mr. Hawkins’ individual performance relative to established goals and objectives for fiscal 2019, Mr. Hawkins received an annual incentive payment of 21% of his base salary, or $50,000, for fiscal 2019.

Long-Term Equity Incentive Program

The Company makes awards under its 2013 Long-Term Incentive Plan and 2017 Long-Term Incentive Plan (the “Long-Term Incentive Plans”). These plans provide for grants of stock options, restricted stock and other types of equity awards for executive officers and other key managers.

In fiscal 2019, as was the case in fiscal 2018, awards were made to the CEO and the other NEOs in the form of stock options and restricted stock. The purpose of these awards is to align management and stockholder interests over the long term, by creating a strong and direct long-term relationship between executive compensation, value creation and stockholder returns. Furthermore, any awards under the Long-Term Incentive Plans provide the recipients with an incentive to maximize stockholder value and contribute to our success, while simultaneously enabling us to attract, retain and reward the best available people to lead the Company.

The long-term incentive awards have the following design features:

Restricted Stock	Stock Options

●     Typically vest over a three- to five-year period, in equal amounts each year

●     Subject to Executive Compensation Clawback Policy

●     Taxed at ordinary income tax rates (subject to withholding) when the stock vests, and the Company receives a corresponding tax deduction

●     Exercise price equal to fair market value at grant date

●     Typically vest over a three- to five-year period, in equal amounts each year

●     Expire seven years after the date of grant

●     Subject to Executive Compensation Clawback Policy

●     Taxed at ordinary income tax rates (subject to withholding) on exercise, and the Company receives a corresponding tax deduction (i.e., nonqualified stock options rather than incentive stock options)

CEO and COO/CFO. Starting with fiscal 2018 the criteria for determining the award size for the CEO was changed to the following performance-based matrix, with the intent to implement a 20% reduction based on achievement of 100% of target:

Percentage of EBITDA to Plan	Amount of Restricted Shares Awarded	Amount of Stock Options Awarded
Less than 75%	None	None
75% to 84.9%	10,680	None
85% to 94.9%	16,020	26,000
95% to 104.9% (target)	21,360	52,000
105% to 114.9%	32,040	52,000
Over 114.9%	42,720	61,360

Starting with fiscal 2018 the criteria for determining the award size for the COO/CFO was changed from discretionary to the following performance-based matrix:

Percentage of EBITDA to Plan	Amount of Restricted Shares Awarded	Amount of Stock Options Awarded
Less than 75%	None	None
75% to 84.9%	5,000	None
85% to 94.9%	7,500	7,500
95% to 104.9% (target)	10,000	15,000
105% to 114.9%	15,000	15,000
Over 114.9%	20,000	17,700

In addition, based on feedback from our outreach program with stockholders, an ROIC-Based Equity Compensation Award Plan (the “ROICAP”) was put in place for the CEO and the COO/CFO starting in fiscal 2018. The CEO ROICAP provides target awards of 10,000 shares of restricted stock and 12,000 stock options while the COO/CFO ROICAP provides target awards of 5,000 shares of restricted stock and 10,000 stock options. The ROICAP is targeted to comprise approximately 1/3 of the CEO’s and/or the COO/CFO’s total equity incentive compensation in a year where ROIC targets are achieved. The types of grants authorized under the ROICAP are as follows:

●	Restricted Shares - 1/3 of the award (if earned and granted) vests on each of the first, second and third anniversary of the grant date.

●	Stock Options - 1/5 of the award (if earned and granted) vests and becomes exercisable on each of the first, second, third, fourth and fifth anniversary of the grant date. The exercise price is the closing price of the Company’s common stock on the date of grant and the options expire on the seventh anniversary of the date of grant.

Targets for the ROICAP are established annually by the Compensation Committee. ROIC is defined as adjusted operating income (AOI) tax effected divided by equity plus debt less cash. AOI is defined as operating income adjusted to eliminate the effects of asset impairments, restructurings, acquisitions, divestitures, other unusual or non-recurring items, plant closing costs, and the cumulative effect of tax or accounting changes, as determined in accordance with U.S. GAAP, as applicable. The number of performance-based restricted shares or stock options earned under the ROICAP for a fiscal year is determined as follows:

	ROIC as % of Plan	Award Multiple
Threshold	-0.75%	50%
Target	0%	100%
Maximum	+0.75%	200%
In Between	Straight Line	Straight Line
Weighting	1/3

(Award Multiple x (TARGET NUMBER)) = number of shares ÷ options actually granted.

For fiscal 2019, the ROICAP target was equal to 11.38% and ROIC achieved was 12.75%.

Other Executive Officers. When determining whether to make awards under the Long-Term Incentive Plans to the executive officers, other than the CEO and the COO/CFO, and when determining the size of any such awards, the Compensation Committee considers a number of factors:

●	Assessments by the CEO and the Compensation Committee of the achievement of applicable performance metrics;

●	The perceived incentive that any grant would provide to generate long-term stockholder value; and

●	The contribution of the individual.

Long-Term Equity Incentive Awards for Fiscal 2019. Based on the EBITDA achieved in fiscal 2019 equaling 105.6% of the operating plan and the ROIC percentage achieved for fiscal 2019 equaling 12.75%, the Compensation Committee approved the following awards under the Long-Term Incentive Plans in fiscal 2020:

Name	Restricted Stock Fair Value	Stock Options Fair Value	Grant Date Fair Value (% of Base Salary)
Dr. Michael J. Hartnett	$7,489,597	$2,979,960	1,351%
Daniel A. Bergeron	$3,598,000	$1,372,350	947%
Patrick S. Bannon	$719,600	$588,150	523%
Richard J. Edwards	$287,840	$392,100	209%
Ernest D. Hawkins	$143,920	$196,050	143%

Based on the fiscal 2019 EBITDA component of the Long-Term Incentive Plans, Dr. Hartnett was awarded 32,040 shares of restricted stock and 52,000 stock options, and Mr. Bergeron was awarded 15,000 shares of restricted stock and 15,000 stock options. Based on fiscal 2019 ROIC, Dr. Hartnett was awarded 20,000 shares of restricted stock and 24,000 stock options, and Mr. Bergeron was awarded 10,000 shares of restricted stock and 20,000 stock options.

For further information regarding base salary, performance-based annual cash incentive awards under the Annual Incentive Plan, and equity awards under the Long-Term Equity Incentive Plans for the NEOs, see ”Summary Compensation” below. Note however that the information regarding Long-Term Equity Incentive Plan awards presented in the Summary Compensation table relates to awards made in fiscal 2019 based on fiscal 2018 performance, while information regarding the awards made in fiscal 2020 based on fiscal 2019 performance will be presented in the Summary Compensation table appearing in next year’s proxy statement.

Benefits and Perquisites

In addition to the core elements of compensation explained in the previous section (i.e., base salary, performance-based annual cash incentive awards under the Annual Incentive Plan, and equity awards under the Long-Term Equity Incentive Plans), NEOs are eligible for certain additional benefits, perquisites and plans, as described below.

Retirement Plans

The executive officers are entitled to participate in the Company’s 401(k) plan on the same terms and conditions as all other eligible employees subject to a 5% of eligible employee compensation participation limit for highly compensated employees. The plan is funded by eligible participants through employee contributions and by the Company through matching contributions equal to 10% of the first 3.5% of eligible employee compensation.

Supplemental Executive Retirement Plan

To attract and retain highly qualified senior executives, the Company maintains a Supplemental Executive Retirement Plan (SERP). The SERP is a nonqualified supplemental pension plan for executives selected by the CEO that provides pension benefits in excess of those provided by the Company’s 401(k) plan. The SERP allows eligible employees to elect to defer, until termination of their employment, the receipt of up to 75% of their current salary and up to 100% of their bonus compensation. The Company makes contributions equal to 25% of the deferral amount, up to the first 7% of the employees’ annual compensation, which vest in full after one year of service.

Perquisite Programs

The Company’s executive officers are eligible to participate in the Company’s broad-based benefit programs, which are generally available to all employees, including health, disability and life insurance, and relocation programs.

The perquisites provided to the CEO are set out in his employment agreement and include a leased vehicle, healthcare expense reimbursements, and reimbursement of personal expenses of $50,000. The perquisites provided to the COO/CFO are set out in his employment agreement and include a leased vehicle, and healthcare and disability insurance expense reimbursements.

Certain NEOs may also receive certain Company-provided perquisites including reimbursement of certain personal expenses, or a leased vehicle or a vehicle allowance. These items are intended to provide those executives with a competitive perquisite program.

For further information regarding specific perquisites provided to the NEOs, see “Summary Compensation” below.

Employment Agreements

Dr. Hartnett’s current employment agreement went into effect in 2017 and has a three-year initial term with automatic annual renewals thereafter. The agreement provides, among other things, for a base salary of $775,020 and that Dr. Hartnett is solely eligible for a formulaic annual performance bonus based on achievement of performance goals, with no eligibility for any discretionary annual performance bonus, as discussed above under “Compensation Program Components.” These provisions resulted in a 20% reduction in Dr. Hartnett’s base salary and formula-based annual incentive bonus compared to the terms of his prior employment agreement. The current agreement also sets forth the terms under which Dr. Hartnett is to receive awards under the Long-Term Incentive Plans and the various perquisites he is to receive. A copy of Dr. Hartnett’s employment agreement is filed as Exhibit 10.1 to our Current Report on Form 8-K dated June 7, 2017.

Mr. Bergeron’s current employment agreement went into effect in 2017 and has a three-year initial term with automatic annual renewals thereafter. The agreement provides, among other things, that Mr. Bergeron is solely eligible for a formulaic annual performance bonus based on achievement of performance goals, with no eligibility for any discretionary annual performance bonus, as discussed above under “Compensation Program Components.” The agreement also sets forth the terms under which Mr. Bergeron is to receive awards under the Long-Term Incentive Plans and the various perquisites he is to receive. A copy of the agreement is filed as Exhibit 10.2 to our Current Report on Form 8-K dated June 7, 2017.

No other executive officers have employment agreements and are employed “at will.”

Change-in-Control Compensation Agreements

Change-in-control compensation agreements generally protect income for key executives who would likely be involved in decisions regarding and/or successful implementation of merger/acquisition activity and who are at risk for job loss if a takeover occurs. We believe it is in the best interests of the Company and our stockholders to have such an agreement with our CEO and other executive officers in order (i) for the Board to be able to receive and rely upon the executive’s advice and counsel as to the best interests of the Company and our stockholders without concern that they might be distracted or influenced by the personal uncertainties and risks created by merger/ acquisition proposals or threats, and (ii) to encourage them to remain with the Company and to continue to devote full attention to the Company’s business.

Each of Dr. Hartnett’s and Mr. Bergeron’s employment agreements provides that in the event of his termination of employment due to a change in control of the Company, he will generally be entitled to a payment equal to 2.5 times his annual base salary plus 2.5 times his target incentive compensation in effect at termination.

The Company has entered into change-in-control letter agreements with each of Messrs. Edwards, Bannon, Hawkins and Salamunovich. Each letter agreement entitles the executive officer to severance benefits if his employment with the Company is terminated under certain circumstances within 24 months after a change in control of the Company. The amount of severance will generally be equal to 150% of the executive officer’s annual base salary plus 150% of his target incentive compensation in effect at termination. In addition, the executive officer will be entitled to a pro-rata annual bonus for the year in which his termination of employment occurs and to continue participating in the Company’s welfare benefit programs for up to 18 months following his termination of employment. The letter agreement also commits the executive officer to remain employed with the Company in the event of a tender or exchange offer and includes a non-compete covenant for 12 months following the executive’s termination of employment due to a change in control. The form of the change-in-control letter agreement is attached as Exhibit 10.1 to our Form 10-Q filed February 1, 2010.

In addition, the restricted stock grants and stock options held by the executive officers contain change-in-control provisions. The exact terms are set out and defined in the Long-Term Incentive Plans but, in summary, if a holder of these restricted stock grants or stock options ceases to be an employee because he or she is terminated without cause within 18 months after a change in control, all then unvested restricted stock and stock options will vest on the date the holder ceases to be an employee. In addition, if there is a change in control of the Company or similar event, the Compensation Committee may, in its discretion, provide for the lapsing of restrictions on a participant’s restricted stock and the vesting of stock options on such terms and conditions as it deems appropriate.

Compensation Committee Policy Regarding Compliance with Section 162(m) of the Code

The Compensation Committee considers the anticipated tax treatment to the Company and the executive officers in its review and establishment of the compensation program and payments. The deductibility of some types of compensation payments can depend upon the timing of an executive’s vesting or exercise of previously granted rights. Interpretations of and changes in applicable tax laws and regulations as well as other factors beyond the Compensation Committee’s control also can affect deductibility of compensation.

Prior to 2018, Section 162(m) of the Internal Revenue Code (the “Code”) precluded a public corporation from taking a deduction for compensation in excess of $1 million in any taxable year for its chief executive officer or any of its four other highest paid executive officers, unless certain specific and detailed criteria were satisfied, although compensation that qualified as “performance-based” under Section 162(m) was deductible without regard to this $1 million limit.

In response to old Section 162(m), the Company’s Executive Officer Performance-Based Compensation Plan (the “162(m) Plan”) was established for executive officers selected by the Compensation Committee to receive an incentive bonus or a restricted stock grant based upon the Company’s meeting certain financial performance goals. The 162(m) Plan is intended to constitute qualified "performance-based compensation" for purposes of old Section 162(m). Dr. Hartnett was designated a participant under the 162(m) Plan by the Compensation Committee for fiscal 2012 and subsequent fiscal years. Mr. Bergeron was designated as a participant under the 162(m) Plan by the Compensation Committee for fiscal 2018 and subsequent fiscal years.

The Tax Cuts and Jobs Act, which was signed into law December 22, 2017, eliminated old Section 162(m)’s performance-based compensation exception effective January 1, 2018, subject to a special rule that “grandfathers” certain awards and arrangements that were in effect on or before November 2, 2017, including awards under the 162(m) Plan and the incentive arrangements provided in the employment agreements with our CEO and COO/CFO. However, from and after January 1, 2018, compensation awarded in excess of $1 million to our other NEOs may not be deductible. While the Tax Cuts and Jobs Act may limit the deductibility of compensation paid to some of our NEOs, the Compensation Committee will, consistent with its past practice, design a compensation program that is in the best long-term interests of the Company and our stockholders, with deductibility of compensation being one of a variety of considerations taken into account. However, the Compensation Committee has determined that it will not necessarily seek to limit executive compensation to that deductible under Section 162(m).

The cost to the Company of the incentive bonus amounts to be paid or restricted stock grants to participants cannot be determined at this time because payout of incentive bonus amounts and restricted stock grants are based on the Company’s future financial performance, the related performance measures set by the Committee and the number of participants named by the Compensation Committee. The Committee envisions that future incentive bonus amounts to be paid or restricted stock grants to participants will be consistent with the compensation program approved by the Committee from time to time and described in the Company’s annual proxy statement.

The Compensation Committee will continue to monitor developments and assess alternatives for preserving the deductibility of compensation payments and benefits to the extent reasonably practicable, consistent with its compensation policies and as determined to be in the best interests of the Company and our stockholders.

SUMMARY COMPENSATION

Name and Principal Position	Fiscal Year	Salary	Bonus	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation		Total
		($)	($)	($)	($)	($)	($)	($)		($)
(a)(1)	(b)	(c)(2)	(d)(3)	(e)(4)	(f)(4)	(g)(5)	(h)	(i)		(j)

Michael J. Hartnett	2019	775,020	-	6,875,525	2,769,440	1,162,530	-	58,070	(6)	11,640,585
	2018	775,020	-	3,905,888	1,988,000	1,162,530	-	56,805	(6)	7,888,243
	2017	968,776	-	3,672,529	2,027,000	968,776	-	57,033	(6)	7,694,114

Daniel A. Bergeron	2019	525,000	-	3,303,000	1,275,400	472,500	-	35,630	(7)	5,611,530
	2018	500,000	-	996,400	745,500	450,000	-	33,763	(7)	2,725,663
	2017	400,000	-	729,400	810,800	300,000	-	18,435	(7)	2,258,635

Patrick S. Bannon	2019	250,000	97,500	660,600	364,400	127,500	-	9,013	(8)	1,509,013
	2018	239,615	110,000	949,200	617,400	90,000	-	7,542	(8)	2,013,757
	2017	230,000	90,000	416,750	-	-	-	6,573	(8)	743,323

Richard J. Edwards	2019	326,000	-	396,360	364,400	200,540	-	24,577	(9)	1,311,877
	2018	316,000	-	199,280	497,000	250,000	-	23,799	(9)	1,286,079
	2017	306,000	1,560	72,940	202,700	73,440	-	25,553	(9)	682,193

Ernest D. Hawkins	2019	238,000	-	132,120	182,200	50,000	-	67,547	(10)	669,867
	2018	230,000	-	-	-	57,500	-	67,381	(10)	354,881
	2017	201,272	57,966	166,700	-	-	-	11,635	(10)	437,573

(1)	The principal positions of the NEOs are as follows: Dr. Hartnett – Chairman, President and CEO; Mr. Bergeron – Vice President, COO and CFO; Mr. Bannon – Vice President and General Manager; Mr. Edwards – Vice President and General Manager; Mr. Hawkins – Vice President Finance and CAO.

(2)	Column (c) includes amounts deferred by the officer pursuant to 401(k) Plan.

(3)	Bonuses for fiscal 2019, 2018 and 2017 were paid under the Annual Incentive Plan and are reflected in column (g). Mr. Bannon received additional discretionary bonuses based on performance for fiscal 2019 and fiscal 2018. Mr. Edwards received an additional discretionary bonus based on performance in fiscal 2017. The bonuses paid to Messrs. Bannon and Hawkins for fiscal 2017 were compensation prior to them becoming executive officers.

(4)	The amounts in columns (e) and (f) represent the fair market value on the date of grant of restricted shares and non qualified stock options granted during the fiscal year. For additional information on the valuation assumptions regarding the restricted stock and stock option awards, refer to Note 14 to our financial statements for fiscal 2019 included in the Company’s Annual Report on Form 10-K filed with the SEC on May 23, 2019.

(5)	The amounts in column (g) consist of annual cash bonuses earned in fiscal 2019, 2018 and 2017 and paid in the following fiscal year under the Annual Incentive Plan. See “Compensation Program Components – Annual Incentive Compensation Plan” above.

●	For fiscal 2019, Mr. Bannon (i) achieved 93.7% of his goal under part 1 of his performance plan and therefore received a payment equal to 70% of the targeted amount under that part, which is 30% of his base salary (this amounted to $52,500), (ii) exceeded his goal under part 2 of his performance plan and therefore received a payment equal to 100% of his targeted amount under that part which is 15% of his base salary (this amounted to $37,500), and (iii) received a payment under part 3 of his performance plan equal to 100% of the targeted amount under that part which is 15% of his base salary (this amounted to $37,500).

●	For fiscal 2019, Mr. Edwards (i) achieved 106% of his goal under part 1 of his performance plan and therefore received a payment equal to 130% of the targeted amount under that part which is 30% of his base salary (this amounted to $127,140), (ii) exceeded his goal under part 2 of his performance plan and therefore received a payment equal to 100% of his targeted amount under that part which is 15% of his base salary (this amounted to $48,900), and (iii) received a payment under part 3 of his performance plan representing approximately 50.1% of the targeted amount under that part which is 15% of his base salary (this amounted to $24,500).

●	For fiscal 2019, Mr. Hawkins’ annual performance bonus represents approximately 21% of his base salary. The annual performance bonus was based on the assessment and recommendation of the CEO based on the Company’s overall performance and his assessment of Mr. Hawkins’ performance.

●	For fiscal 2018, Mr. Bannon (i) achieved 83.9% of his goal under part 1 of his performance plan and therefore received a payment equal to 20% of the targeted amount under that part which is 30% of his base salary (this amounted to $15,000), (ii) exceeded his goal under part 2 of his performance plan and therefore received a payment equal to 100% of his targeted amount under that part which is 15% of his base salary (this amounted to $37,500), and (iii) received a payment under part 3 of his performance plan equal to 100% of the targeted amount under that part which is 15% of his base salary (this amounted to $37,500).

●	For fiscal 2018, Mr. Edwards (i) achieved 137.1% of his goal under part 1 of his performance plan and therefore received a payment equal to 200% of the targeted amount under that part which is 30% of his base salary (this amounted to $190,800), (ii) exceeded his goal under part 2 of his performance plan and therefore received a payment equal to 100% of his targeted amount under that part which is 15% of his base salary (this amounted to $47,700), and (iii) received a payment under part 3 of his performance plan representing approximately 24% of the targeted amount under that part which is 15% of his base salary (this amounted to $11,500).

●	For fiscal 2018, Mr. Hawkins’ annual performance bonus represents approximately 25% of his base salary. The annual performance bonus was based on the assessment and recommendation of the CEO based on the Company’s overall performance and his assessment of Mr. Hawkins’ performance.

●	For fiscal 2017, Mr. Edwards (i) achieved 85.5% of his goal under part 1 of his performance plan and therefore received a payment equal to 30% of the targeted amount under that part which is 30% of his base salary (this amounted to $27,540), (ii) did not achieve his goal under part 2 of his performance plan, and (iii) received a payment under part 3 of his performance plan representing approximately 100% of the targeted amount under that part which is 15% of his base salary (this amounted to $45,900).

(6)	Consists of a leased vehicle of $1,655 in fiscal 2019, $2,376 in fiscal 2018, and $3,253 in fiscal 2017, healthcare expense reimbursements of $6,415 in fiscal 2019, $3,193 in fiscal 2018, and $1,308 in fiscal 2017, reimbursement of personal expenses per Dr. Hartnett’s employment agreements of $50,000 in fiscal 2019, 2018 and 2017, and taxable costs of group-term life insurance of $1,236 in fiscal 2018, and $2,472 in fiscal 2017.

(7)	Consists of a leased vehicle of $8,200 in fiscal 2019, $8,200 in fiscal 2018, and $9,044 in fiscal 2017, healthcare expense reimbursements of $9,099 in fiscal 2019, and $9,938 in fiscal 2018, employer match contributed to Mr. Bergeron’s SERP account of $16,989 in fiscal 2019, $14,000 in fiscal 2018, and $8,000 in fiscal 2017, employer match contributions to Mr. Bergeron’s 401(k) account of $984 in fiscal 2019, $980 in fiscal 2018, and $875 in fiscal 2017, and taxable costs of group-term life insurance of $358 in fiscal 2019, $645 in fiscal 2018, and $516 in fiscal 2017.

(8)	Consists of employer match contributed to Mr. Bannon’s SERP account of $7,875 in fiscal 2019, $6,293 in fiscal 2018 and $5,388 in fiscal 2017, employer match contributions to Mr. Bannon’s 401(k) account of $963 in fiscal 2019, $909 in fiscal 2018, and $909 in fiscal 2017, taxable costs of group-term life insurance of $175 in fiscal 2019, $340 in fiscal 2018, and $276 in fiscal 2017.

(9)	Consists of Company-paid life insurance premiums of $5,634 in fiscal 2019, $5,634 in fiscal 2018, and $7,439 in fiscal 2017, a leased vehicle of $9,062 in fiscal 2019, $11,010 in fiscal 2018, and $11,904 in fiscal 2017, employer match contributed to Mr. Edwards’ 401(k) account of $969 in fiscal 2019, $903 in fiscal 2018, and $893 in fiscal 2017, employer match contributed to Mr. Edwards’ SERP account of $8,417 in fiscal 2019, $5,263 in fiscal 2018, and $4,525 in fiscal 2017, and taxable costs of group-term life insurance of $495 in fiscal 2019, $989 in fiscal 2018, and $792 in fiscal 2017.

(10)	Consists of employer match contributed to Mr. Hawkins’ SERP account of $5,202 in fiscal 2019, $4,854 in fiscal 2018 and $4,087 in fiscal 2017, employer match contributions to Mr. Hawkins’ 401(k) account of $2,270 in fiscal 2019, $5,218 in fiscal 2018, and $7,226 in fiscal 2017, taxable costs of group-term life insurance of $180 in fiscal 2019, $272 in fiscal 2018, and $322 in fiscal 2017, and moving expense reimbursements of $59,895 in fiscal 2019 and $57,037 in fiscal 2018.

GRANTS OF PLAN-BASED AWARDS

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards					Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units	All Other Option Awards: Number of Securities Under-lying Options	Exercise or Base Price of Option Awards	Grant Date Fair Value of Stock and Stock Option Awards
	Grant	Threshold	Target		Maximum		Threshold	Target	Maximum
Name	Date	($)	($)		($)		(#)	(#)	(#)	(#)(8)	(#)	($/Sh)(9)	($)

Michael J. Hartnett	-	(1)	1,162,530	(2)	1,937,550	(3)	-	-	-	-	-	-	-
	6/7/2018	-	-		-		-	-	-	52,040	-	-	6,875,525
	6/7/2018	-	-		-		-	-	-	-	76,000	132.12	2,769,440	(9)

Daniel A. Bergeron	-	(4)	472,500	(5)	787,500	(6)	-	-	-	-	-	-	-
	6/7/2018	-	-		-		-	-	-	25,000	-	-	3,303,000
	6/7/2018		-		-		-	-	-	-	35,000	132.12	1,275,400	(9)

Patrick S. Bannon	-	-	150,000	(7)	225,000	(7)	-	-	-	-	-	-	-
	6/7/2018	-	-		-		-	-	-	5,000	-	-	660,600
	6/7/2018	-	-		-		-	-	-	-	10,000	132.12	364,400	(9)

Richard J. Edwards	-	-	195,600	(7)	293,400	(7)	-	-	-	-	-	-	-
	6/7/2018	-	-		-		-	-	-	3,000	-	-	396,360
	6/7/2018	-	-		-		-	-	-	-	10,000	132.12	364,400	(9)

Ernest D. Hawkins	-	-	71,400	(10)	N/A		-	-	-	-	-	-	-
	6/7/2018	-	-		-		-	-	-	1,000	-	-	132,120
	6/7/2018	-	-		-		-	-	-	-	5,000	132.12	182,200	(9)

(1)	Under the Annual Incentive Compensation Plan, if the target is not met, the amount of the award is at the discretion of the Board of Directors. For fiscal 2019 the Company’s EBITDA performance was equal to 105.6% of the operating plan.

(2)	Equals 150% of base salary (100% to 109.9% of EBITDA to plan).

(3)	Equals 250% of base salary (120% or greater of EBITDA to plan).

(4)	If the target is not met, the amount of the award is at the discretion of the CEO.

(5)	Equals 90% of base salary (100% to 109.9% of EBITDA to plan).

(6)	Equals 150% of base salary (120% or higher of EBITDA to plan).

(7)	Target is 60% of base salary. The targeted percentage is made up of three parts: (1) 30% of base salary upon achieving 100% of the established annual revenue and profit plan, with a minimum threshold of more than 80% of plan and an opportunity to earn up to 60% of base salary if the achievement is equal to 120% of plan; (2) up to 15% of base salary based on year to year revenue growth achievement in excess of that percentage equal to two times U.S. Gross Domestic Product; and (3) up to 15% of base salary, at the discretion of the CEO, upon achievement of acceptable customer service levels, development of human resources and the Company’s overall performance.

(8)	Awarded under the 2013 Long-Term Equity Incentive Program.

(9)	Awarded under the 2017 Long-Term Equity Incentive Program. The Grant Date Fair Value of restricted stock awards is based on the grant date closing price of $132.12.

(10)	Target is 30% of base salary. The actual amount is determined at the discretion of the CEO based on the Company’s overall performance and the individual’s performance.

Dr. Hartnett Employment Agreement

Dr. Hartnett’s current employment agreement provides for a base salary of $64,585 per month, which is subject to review by the Compensation Committee not later than December 1 of each year, after which the Committee may increase (but not decrease) the base salary, at its sole discretion. The Compensation Committee has not increased Dr. Hartnett’s base salary since his employment agreement was put in place in 2017. Dr. Hartnett is also entitled to an annual performance bonus with respect to each fiscal year during which he remains an employee in an amount determined as a percentage of Dr. Hartnett’s base salary, based on the amount by which our performance exceeds (or fails to meet) EBITDA targets in an operating plan as explained above.

Dr. Hartnett’s employment agreement also contains non-competition provisions prohibiting him from competing against us during the term of the employment agreement and for two years thereafter without our prior written consent. Dr. Hartnett is also entitled to certain additional benefits beyond those generally available to our employees including medical and hospitalization insurance and additional life insurance. We are also required to maintain an apartment in Los Angeles for use by Dr. Hartnett while on business.

Daniel Bergeron Employment Agreement

Mr. Bergeron’s current employment agreement provides a base salary that is subject to review by the Compensation Committee not later than December 1 of each year, after which the Committee may increase (but not decrease) the base salary, at its sole discretion. Mr. Bergeron’s base salary when his employment agreement was put in place in 2017 was $41,666.67 per month and is now $45,937.50 per month Mr. Bergeron is also entitled to an annual performance bonus with respect to each fiscal year during which he remains an employee in an amount determined as a percentage of Mr. Bergeron’s base salary, based on the amount by which our performance exceeds (or fails to meet) EBITDA targets in an operating plan.

Mr. Bergeron’s employment agreement also contains non-competition provisions prohibiting Mr. Bergeron from competing against us during the term of the employment agreement and for two years thereafter without our prior written consent. Mr. Bergeron is also entitled to certain additional benefits beyond those generally available to our employees including medical and hospitalization insurance and disability insurance.

2005 Long-Term Equity Incentive Plan

We adopted our 2005 Long-Term Incentive Plan effective upon the completion of our initial public offering in 2005. The plan provided for grants of stock options, stock appreciation rights, restricted stock and performance awards. Our directors, officers and other employees and persons who engage in services for us were eligible for grants under the plan. The purpose of the plan was to provide these individuals with incentives to maximize stockholder value and otherwise contribute to our success and to enable us to attract, retain and reward the best available persons for positions of responsibility.

Initially, 2,939,170 shares of our common stock were authorized for issuance under the plan, subject to adjustment in the event of a reorganization, stock split, merger or similar change in our corporate structure or the outstanding shares of common stock. Of this amount, 683,502 options were awarded to Dr. Hartnett at the time of our initial public offering in 2005 at the offering price of $14.50 per share and the remainder was reserved for grants to our employees and directors at the discretion of our Compensation Committee. During fiscal 2009, the Company issued 198,500 options and 43,500 restricted stock grants. During fiscal 2010, the Company issued 363,000 options and 41,000 restricted stock grants. During fiscal 2011, the Company issued 8,000 options and 25,000 restricted stock grants. During fiscal 2012, the Company issued 201,000 options and 115,600 restricted stock grants. During fiscal 2013, the Company issued 206,500 options and 121,250 restricted stock grants. During fiscal 2014, the Company issued 193,500 options and 55,000 restricted stock grants. During fiscal 2015 the Company issued 40,700 restricted stock grants. As of July 1, 2019 there were 29,700 options and no restricted stock grants still outstanding under the plan. The plan expired on the tenth anniversary of its adoption so no additional stock options or restricted stock can be awarded pursuant to the plan in the future.

2013 Long-Term Equity Incentive Plan

Our 2013 Long-Term Incentive Plan was approved by our stockholders at the Company’s 2013 stockholder meeting. The plan provides for grants of stock options, stock appreciation rights, restricted stock and performance awards. Our directors, officers and other employees and persons who engage in services for us are eligible for grants under the plan. The purpose of the plan is to provide these individuals with incentives to maximize stockholder value and otherwise contribute to our success and to enable us to attract, retain and reward the best available persons for positions of responsibility.

Initially, 1,500,000 shares of our common stock were authorized for issuance under the plan, subject to adjustment in the event of a reorganization, stock split, merger or similar change in our corporate structure or the outstanding shares of common stock. During fiscal 2014, the Company issued 8,000 restricted stock grants. During fiscal 2015, the Company issued 223,750 options and 73,100 restricted stock grants. During fiscal 2016 the Company issued 211,500 stock options and 142,450 restricted stock grants. During fiscal 2017, the Company issued 249,750 stock options and 157,500 restricted stock grants. During fiscal 2018, the Company issued 217,280 stock options and 116,273 restricted stock grants. During fiscal 2019 the Company issued 2,750 stock options and 97,040 restricted stock grants. During fiscal 2020 through July 1, 2019 the Company has not issued any stock options or restricted stock. As of July 1, 2019 there were 511,244 options and 221,273 restricted stock grants outstanding under the plan, and 607 shares remained available for future grants (half of which may be restricted stock grants).

Our Compensation Committee administers the plan. The Board also has the authority to administer the plan and to take all actions that the Compensation Committee is otherwise authorized to take under the plan. The terms and conditions of each award made under the plan, including vesting requirements, will be set forth consistent with the plan in a written agreement with the grantee.

Stock Options. The Compensation Committee or the Board may award grants of incentive stock options and non-qualified stock options. The Compensation Committee also has the authority to grant options that will become fully vested and exercisable automatically upon a change in control. The Compensation Committee may not, however, award to any one person in any calendar year options to purchase common stock equal to more than 10% of the total number of shares authorized under the plan, and it may not award incentive stock options first exercisable in any calendar year whose underlying shares have a fair market value greater than $100,000 determined at the time of grant.

The Compensation Committee will determine the exercise price and term of any option in its discretion, provided that, the exercise price may not be less than 100% of the fair market value of a share of common stock on the date of grant. In the case of any incentive stock option, the option must be exercised within ten years of the date of grant. The exercise price of an incentive stock option awarded to a person who owns stock constituting more than 10% of our voting power may not be less than 110% of fair market value on the grant date and the option must be exercised within five years of the date of grant.

Restricted Stock. The Compensation Committee may award restricted stock, subject to the conditions and restrictions, and for the duration that it determines in its discretion.

Stock Appreciation Rights. The Compensation Committee may grant stock appreciation rights (SARs), subject to the terms and conditions contained in the plan. Under the plan, the exercise price of a SAR must equal the fair market value of a share of our common stock on the date the SAR was granted. Upon exercise of a SAR, the grantee will receive an amount in shares of our common stock equal to the difference between the fair market value of a share of common stock on the date of exercise and the exercise price of the SAR, multiplied by the number of shares as to which the SAR is exercised.

Performance Awards. The Compensation Committee may grant performance awards contingent upon achievement of set goals and objectives regarding specified performance criteria, over a specified performance cycle. Awards may include specific dollar-value target awards, performance units, the value of which is established at the time of grant, and/or performance shares, the value of which is equal to the fair market value of a share of common stock on the date of grant. The value of a performance award may be fixed or fluctuate on the basis of specified performance criteria. A performance award may be paid out in cash and/or shares of common stock or other securities.

Amendment, Termination and Expiration of the Plan. The Board may amend or terminate the plan in its discretion, except that no amendment will become effective without prior approval of our stockholders if such approval is necessary for continued compliance with the performance-based compensation exception of Section 162(m) of the Code or any Nasdaq listing requirements. If not previously terminated by the Board, the plan will expire on the tenth anniversary of its adoption.

2017 Long-Term Equity Incentive Plan

Our 2017 Long-Term Incentive Plan was approved by our stockholders at the Company’s 2017 stockholder meeting. The plan provides for grants of stock options, stock appreciation rights, restricted stock and performance awards. Our directors, officers and other employees and persons who engage in services for us are eligible for grants under the plan. The purpose of the plan is to provide these individuals with incentives to maximize stockholder value and otherwise contribute to our success and to enable us to attract, retain and reward the best available persons for positions of responsibility.

Initially, 1,500,000 shares of our common stock were authorized for issuance under the plan, subject to adjustment in the event of a reorganization, stock split, merger or similar change in our corporate structure or the outstanding shares of common stock. During fiscal 2018 the Company did not issue any stock options or restricted stock. During fiscal 2019 the Company issued 198,565 stock options and 46,980 restricted stock grants. During fiscal 2020 through July 1, 2019 the Company issued 148,200 stock options and 86,790 restricted stock grants. As of July 1, 2019 there were 346,040 options and 132,795 restricted stock grants outstanding under the plan, and 1,019,465 shares remained available for future grants (half of which may be restricted stock grants).

Our Compensation Committee administers the plan. The Board also has the authority to administer the plan and to take all actions that the Compensation Committee is otherwise authorized to take under the plan. The terms and conditions of each award made under the plan, including vesting requirements, will be set forth consistent with the plan in a written agreement with the grantee.

Stock Options. The Compensation Committee or the Board may award grants of incentive stock options and non-qualified stock options. The Compensation Committee also has the authority to grant options that will become fully vested and exercisable automatically upon a change in control. The Compensation Committee may not, however, award to any one person in any calendar year options to purchase common stock equal to more than 10% of the total number of shares authorized under the plan and it may not award incentive stock options first exercisable in any calendar year whose underlying shares have a fair market value greater than $100,000 determined at the time of grant.

The Compensation Committee will determine the exercise price and term of any option in its discretion, provided that, the exercise price may not be less than 100% of the fair market value of a share of common stock on the date of grant. In the case of any incentive stock option, the option must be exercised within ten years of the date of grant. The exercise price of an incentive stock option awarded to a person who owns stock constituting more than 10% of our voting power may not be less than 110% of fair market value on the grant date and the option must be exercised within five years of the date of grant.

Restricted Stock. The Compensation Committee may award restricted stock, subject to the conditions and restrictions, and for the duration that it determines in its discretion.

Stock Appreciation Rights. The Compensation Committee may grant SARs, subject to the terms and conditions contained in the plan. Under the plan, the exercise price of a SAR must equal the fair market value of a share of our common stock on the date the SAR was granted. Upon exercise of a SAR, the grantee will receive an amount in shares of our common stock equal to the difference between the fair market value of a share of common stock on the date of exercise and the exercise price of the SAR, multiplied by the number of shares as to which the SAR is exercised.

Performance Awards. The Compensation Committee may grant performance awards contingent upon achievement of set goals and objectives regarding specified performance criteria, over a specified performance cycle. Awards may include specific dollar-value target awards, performance units, the value of which is established at the time of grant, and/or performance shares, the value of which is equal to the fair market value of a share of common stock on the date of grant. The value of a performance award may be fixed or fluctuate on the basis of specified performance criteria. A performance award may be paid out in cash and/or shares of common stock or other securities.

Amendment, Termination and Expiration of the Plan. The Board may amend or terminate the plan in its discretion, except that no amendment will become effective without prior approval of our stockholders if such approval is necessary for continued compliance with the performance-based compensation exception of Section 162(m) of the Code or any Nasdaq listing requirements. If not previously terminated by the Board, the plan will expire on the tenth anniversary of its adoption.

Except as set forth above in “Compensation Components – Long Term Equity Incentive Program” with respect to the CEO and COO/CFO, the Company does not have an established quantitative formula to determine the number of shares of stock options and/or restricted shares granted to each executive officer. The grants are based on the Compensation Committee’s subjective evaluation based on an understanding and assessment of each individual executive officer and a comparison to the competitive market for executive compensation. The factors taken into consideration by the Compensation Committee with respect to grants of stock options and/or restricted shares to executive officers include the officer’s responsibilities, experience level, retention risk, tenure, job performance and achievement of short-term and long-term goals.

The Compensation Committee typically reviews approval of equity grants on a fiscal year basis. The timing of the meeting is scheduled to allow the Compensation Committee time to review prior year performance and assemble all necessary information. The date is not selected or changed to increase the value of stock option. Grants are generally scheduled to follow the release of earnings for a quarter or fiscal year.

	OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
	OPTION AWARDS						STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options	Number of Securities Underlying Unexercised Options		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested		Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
	(#)	(#)		(#)	($)		(#)		($)(1)	(#)	($)
	Exercisable	Unexercisable
Michael J. Hartnett	-	20,000	(2)	-	64.15	7/1/2021	-		-	-	-
	-	32,000	(4)	-	72.83	7/1/2022	-		-	-	-
	-	60,000	(7)	-	72.94	7/8/2023	-		-	-	-
	-	64,000	(10)	-	99.64	6/27/2024	-		-	-	-
	-	76,000	(13)	-	132.12	6/7/2025	-		-	-	-
	-	-		-	-	-	16,783	(17)	2,134,294	-	-
	-	-		-	-	-	26,133	(22)	3,323,334	-	-
	-	-		-	-	-	52,040	(27)	6,617,927	-	-
Daniel A. Bergeron	20,000	-		-	51.08	6/14/2020	-		-	-	-
	16,000	4,000	(3)	-	64.15	7/1/2021	-		-	-	-
	15,000	10,000	(5)	-	72.83	7/1/2022	-		-	-	-
	16,000	24,000	(8)	-	72.94	7/8/2023	-		-	-	-
	6,000	24,000	(11)	-	99.64	6/27/2024	-		-	-	-
	-	35,000	(14)	-	132.12	6/7/2025	-		-	-	-
	-	-		-	-	-	3,333	(18)	423,858	-	-
	-	-		-	-	-	6,667	(23)	847,842	-	-
	-	-		-	-	-	25,000	(28)	3,179,250	-	-
Patrick S. Bannon	4,000	16,000	(12)	-	126.56	2/1/2025	-		-	-	-
	-	10,000	(15)	-	132.12	6/7/2025	-		-	-	-
	-	-		-	-	-	1,400	(19)	178,038	-	-
	-	-		-	-	-	3,000	(24)	381,510	-	-
	-	-		-	-	-	5,000	(29)	635,850	-	-
	-	-		-	-	-	5,000	(32)	635,850	-	-
Richard J. Edwards	-	4,000	(3)	-	64.15	7/1/2021	-		-	-	-
	-	8,000	(6)	-	72.83	7/1/2022	-		-	-	-
	-	6,000	(9)	-	72.94	7/8/2023	-		-	-	-
	-	16,000	(12)	-	99.64	6/27/2024	-		-	-	-
	-	10,000	(15)	-	132.12	6/7/2025	-		-	-	-
	-	-		-	-	-	333	(20)	42,348	-	-
	-	-		-	-	-	1,333	(25)	169,518	-	-
	-	-		-	-	-	3,000	(30)	381,510	-	-
Ernest D. Hawkins	-	5,000	(16)	-	132.12	6/7/2025	-		-	-	-
	-	-		-	-	-	520	(21)	66,128	-	-
	-	-		-	-	-	1,200	(26)	152,604	-	-
	-	-		-	-	-	1,000	(31)	127,170	-	-

(1)	These amounts are based on a price per share of $127.17, the closing sales price for a share of our common stock on the last business day of fiscal 2019 (March 29, 2019) as quoted by the Nasdaq National Market.

(2)	These options vest on July 1, 2019.

(3)	These options vest on July 1, 2019.

(4)	These options vest as follows: 16,000 on July 1, 2019 and 16,000 on July 1, 2020.

(5)	These options vest as follows: 5,000 on July 1, 2019 and 5,000 on July 1, 2020.

(6)	These options vest as follows: 4,000 on July 1, 2019 and 4,000 on July 1, 2020.

(7)	These options vest as follows: 20,000 on July 8, 2019, 20,000 on July 8, 2020 and 20,000 on July 8, 2021.

(8)	These options vest as follows: 8,000 on July 8, 2019, 8,000 on July 8, 2020 and 8,000 on July 8, 2021.

(9)	These options vest as follows: 2,000 on July 8, 2019, 2,000 on July 8, 2020 and 2,000 on July 8, 2021.

(10)	These options vest as follows: 16,000 on June 27, 2019, 16,000 on June 27, 2020, 16,000 on June 27, 2021 and 16,000 on June 27, 2022.

(11)	These options vest as follows: 6,000 on June 27, 2019, 6,000 on June 27, 2020, 6,000 on June 27, 2021 and 6,000 on June 27, 2022.

(12)	These options vest as follows: 4,000 on June 27, 2019, 4,000 on June 27, 2020, 4,000 on June 27, 2021 and 4,000 on June 27, 2022.

(13)	These options vest as follows: 15,200 on June 7, 2019, 15,200 on June 7, 2020, 15,200 on June 7, 2021, 15,200 on June 7, 2022 and 15,200 on June 7, 2023

(14)	These options vest as follows: 7,000 on June 7, 2019, 7,000 on June 7, 2020, 7,000 on June 7, 2021, 7,000 on June 7, 2022 and 7,000 on June 7, 2023

(15)	These options vest as follows: 2,000 on June 7, 2019, 2,000 on June 7, 2020, 2,000 on June 7, 2021, 2,000 on June 7, 2022 and 2,000 on June 7, 2023

(16)	These options vest as follows: 1,000 on June 7, 2019, 1,000 on June 7, 2020, 1,000 on June 7, 2021, 1,000 on June 7, 2022 and 1,000 on June 7, 2023

(17)	These restricted stock awards vest on July 8, 2019.

(18)	These restricted stock awards vest on July 8, 2019.

(19)	These restricted stock awards vest as follows: 700 on December 4, 2019 and 700 on December 4, 2020.

(20)	These restricted stock awards vest on July 8, 2019.

(21)	These restricted stock awards vest as follows: 260 on May 5, 2019 and 260 on May 5, 2020.

(22)	These restricted stock awards vest as follows: 13,066 on June 27, 2019 and 13,067 on June 27, 2020.

(23)	These restricted stock awards vest as follows: 3,334 on June 27, 2019 and 3,333 on June 27, 2020.

(24)	These restricted stock awards vest as follows: 1,000 on December 2, 2019, 1,000 on December 2, 2020 and 1,000 on December 2, 2021.

(25)	These restricted stock awards vest as follows: 666 on June 27, 2019 and 667 on June 27, 2020.

(26)	These restricted stock awards vest as follows: 400 on December 2, 2019, 400 on December 2, 2020 and 400 on December 2, 2021.

(27)	These restricted stock awards vest as follows: 17,347 on June 7, 2019, 17,346 on June 7, 2020 and 17,347 on June 7, 2021.

(28)	These restricted stock awards vest as follows: 8,333 on June 7, 2019, 8,334 on June 7, 2020 and 8,333 on June 7, 2021.

(29)	These restricted stock awards vest as follows: 1,000 on June 7, 2019, 1,000 on June 7, 2020, 1,000 on June 7, 2021, 1,000 on June 7, 2022 and 1,000 on June 7, 2023.

(30)	These restricted stock awards vest as follows: 600 on June 7, 2019, 600 on June 7, 2020, 600 on June 7, 2021, 600 on June 7, 2022 and 600 on June 7, 2023.

(31)	These restricted stock awards vest as follows: 200 on June 7, 2019, 200 on June 7, 2020, 200 on June 7, 2021, 200 on June 7, 2022 and 200 on June 7, 2023.

(32)	These restricted stock awards vest as follows: 2,500 on February 1, 2020 and 2,500 on February 1, 2021.

	OPTION EXERCISES AND STOCK VESTED
	OPTION AWARDS		STOCK AWARDS
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting
	(#)	($)	(#)	($)(1)

Michael J. Hartnett	161,792	11,520,227	42,918	5,596,052

Daniel A. Bergeron	20,000	1,756,491	8,334	1,086,739

Patrick S. Bannon	-	-	5,075	709,570

Richard J. Edwards	16,000	1,032,360	1,668	216,078

Ernest D. Hawkins	-	-	660	91,103

(1)	The fair market value was based on the closing price of our common stock on the date of vesting.

	NON-QUALIFIED DEFERRED COMPENSATION
Name	Executive Contributions in Last Fiscal Year	Registrant Contributions in Last Fiscal Year	Aggregate Earnings in Last Fiscal Year	Aggregate Withdrawals/ Distributions	Aggregate Balance at Last Fiscal Year End
	($)(1)	($)(2)	($)(3)	($)	($)

Michael J. Hartnett	-	-	7,878	-	402,912

Daniel A. Bergeron	142,328	16,989	37,352	-	1,027,705

Patrick S. Bannon	40,000	7,875	6,840	(10,847)	363,952

Richard J. Edwards	33,708	8,417	5,448	-	281,310

Ernest D. Hawkins	33,130	5,202	1,466	-	125,585

(1)	These amounts represent contributions made by each individual to the SERP. These amounts are included in the “Salary” column for each individual in the Summary Compensation table.

(2)	These amounts represent contributions made by the Company to the SERP. These amounts are included in the “All Other Compensation” column for each individual in the Summary Compensation table.

(3)	These amounts consist of appreciation (depreciation) and earnings (loss) on such individual’s account under the SERP.

Supplemental Retirement Plan

The Company maintains a non-qualified supplemental retirement plan, or SERP, for a select group of executive officers and management employees designated by our CEO. The SERP allows eligible employees to defer up to 75% of their current salary and up to 100% of bonus compensation. The Company makes matching contributions equal to 25% of the first 7% of eligible employee compensation, which vest after one year of service.

Accounts are paid, either in a lump sum or installments, upon retirement, death or termination of employment. Accounts are generally payable from our general assets. Employees’ rights to receive payments are subject to the rights of our creditors.

Potential Payments Upon Change-In-Control or Termination

Change In Control

The table below summarizes the executive benefits and payments that would have been due to the NEOs upon termination in connection with a change in control or termination of employment occurring on April 1, 2019, which in the case of Dr. Hartnett and Mr. Bergeron are based on the provisions of their current employment agreements and in the case of the other NEOs are based on their change-in-control letter agreements.

	CHANGE IN CONTROL PAYMENTS
	Michael J. Hartnett (1)(2)	Daniel A. Bergeron (5)(6)	Patrick S. Bannon (7)	Richard J. Edwards (7)	Ernest D. Hawkins (7)
Bonus	$1,937,550	$787,500	$225,000	$293,400	$71,400
Severance payments	21,009,203	9,682,625	2,134,575	1,935,465	945,255
Other payments	37,240	43,425	51,043	23,766	44,027
Stock options vested and value upon termination (3)	8,015,000	2,757,720	9,760	1,452,660	-
Restricted stock vested and value upon termination (4)	12,075,555	4,450,950	1,831,248	593,375	345,902
Total	$43,074,548	$17,722,220	$4,251,626	$4,298,666	$1,406,584

(1)	Dr. Harnett’s employment agreement provides that if a change in control occurs and if within 24 months after the change in control his employment is either terminated by the Company without cause or by him for good reason, he will generally be entitled to (i) payment of his base salary and pro rata bonus through the date of termination, (ii) a severance payment of 250% of his base salary, annual bonus and annual equity awards, and (iii) the continuation of certain benefits set forth in his employment agreement.

(2)	The actual amount of the incentive compensation plans payment is assumed to be equal to 250% of base salary in accordance with the Dr. Hartnett’s employment agreement, as well as equity grants in accordance with his equity compensation award plan.

(3)	All unvested stock options granted to the NEOs would vest upon a change-in-control.

(4)	All restrictions associated with restricted stock grants would lapse upon a change of control.

(5)	Mr. Bergeron’s employment agreement provides that if a change in control occurs and if within 24 months after the change in control, his employment is either terminated by the Company without cause or by him for good reason, he will generally be entitled to (i) payment of his base salary and pro rata bonus through the date of termination, (ii) a severance payment of 250% of his base salary, annual bonus and annual equity awards, and (iii) the continuation of certain benefits set forth in his employment agreement.

(6)	The actual amount of the incentive compensation plans payment is assumed to be equal to 150% of base salary in accordance with Mr. Bergeron’s employment agreement, as well as equity grants in accordance with his equity compensation award plan.

(7)	The NEO, in the event of a change in control, will generally be entitled to payment of his base salary and pro rata bonus through the date of termination, a severance payment of 150% of his base salary, annual bonus and annual equity awards and the continuation of certain benefits set forth in his change-in-control letter.

Termination

The following summarizes executive benefits and payments that would have been due the CEO and COO/CFO upon termination of employment other than due to a change-in-control occurring on April 1, 2019. No other executive officers have an employment agreement with the Company providing for payments to them upon termination of employment other than due to a change in control.

	Michael J. Hartnett	Daniel A. Bergeron
Death or Disability/Without Cause (1)
Base salary	$775,020	$525,000
Incentive bonus payments	1,937,550	787,500
Other payments	456,984	82,414
Stock options vested and value upon termination (2)	8,015,000	2,757,720
Restricted stock vested and value upon termination (3)	12,075,555	4,450,950
Total	$23,260,109	$8,603,584

With Cause/Voluntary Termination (4)
Base salary	$387,510	$-
Other payments	228,492	-
Total	$616,002	$-

(1)	The employment agreements with Dr. Hartnett and Mr. Bergeron provide that in the event of their termination of employment during the initial agreement term (which expires in April 2020) due to their death or disability, or without cause, they will generally be entitled to (i) payment of their base salary for the remaining years of the agreement plus a pro rata portion of their annual bonus, and (ii the continuation of certain benefits for the remainder of the initial agreement term. In the event of their termination of employment during a renewal term due to their death or disability, or without cause, they will generally be entitled to (x) payment of their base salary plus a pro rata portion of their annual bonus, and (y) the continuation of certain benefits for the remainder of the renewal term.

(2)	All unvested stock options granted to Dr. Hartnett and Mr. Bergeron would vest upon their death or disability.

(3)	All restrictions associated with restricted stock grants would lapse upon their death or disability.

(4)	The employment agreement with Dr. Hartnett provides that in the event of his termination of employment with cause, or by voluntary termination, he will generally be entitled to (i) payment of his base salary and (ii) continuation of certain benefits set forth in his employment agreement for six months following the date of his termination of employment.

Pay Ratio

As of March 31, 2019, the Company had 3,764 employees located in nine countries around the world, of whom 2,495 were located in the United States. For fiscal 2019, the estimated median of the annual total compensation of all those employees worldwide (excluding our CEO) was $48,788, and the estimated median of the annual total compensation of all those employees located in the United States (excluding our CEO) was $58,421. The total compensation of our CEO, Dr. Hartnett, in fiscal 2019 was $11,640,585 (see “Summary Compensation” above), which was 239 times the compensation of the median employee worldwide, and 199 times the compensation of the median employee in the United States. We used a sampling technique to identify the median employee, selecting 3,507 of our worldwide employees and 2,437 of our United States employees. We then identified the individual in each of the two samples who received the median compensation (using for this purpose salary (including base wages), bonus, equity compensation and overtime actually paid during fiscal 2019). We then determined the annual total compensation of those two employees as shown above on substantially the same basis as used for the CEO in the Summary Compensation table. The CEO pay ratio reported above is a reasonable estimate calculated in a manner consistent with SEC rules based on the methodologies and assumptions described above. SEC rules for identifying the median employee and determining the CEO pay ratio permit companies to use a wide range of methodologies, estimates and assumptions. As a result, the CEO pay ratios reported by other companies, which may have employed other permitted methodologies or assumptions and which may have a significantly different work force structure from ours, are likely not comparable to our CEO pay ratio.

401(k) Plan

We maintain the Roller Bearing Company of America 401(k) Plan, or the 401(k) Plan, a plan established pursuant to Section 401(k) of the Code, for the benefit of our non-union employees. All non-union employees who have completed six months of service with us are entitled to participate. Subject to various limits, employees are entitled to defer up to 25% of their annual salary on a pre-tax basis and up to an additional 10% of their annual salary on an after-tax basis.

The Company provides matching contributions to our 401(k) Plan equal to 10% of the first 3.5% of eligible employee compensation.

We also maintain a 401(k) plan for non-exempt employees at some of our facilities. Subject to various limits, non-exempt employees are entitled to defer up to 25% of their annual salary on a pre-tax basis. We make employer contributions (matching and, in some cases, non-elective contributions) based on requirements in applicable collective bargaining agreements.

Equity Compensation Plan Information

The following table provides information about the Company’s common stock that may be issued upon the exercise of options, warrants and rights under all of our existing equity compensation plans as of July 1, 2019, including the 2005 Long Term Incentive Plan, 2013 Long Term Incentive Plan and 2017 Long Term Incentive Plan. The Company purchases shares on the open market for issuance under its various equity plans thus minimizing any dilutive effect of such plans.

	Equity Compensation Plan Information
Plan Category	(A) Number of securities to be issued upon exercise of outstanding options, warrants and rights		(B) Weighted- average exercise price of outstanding options, warrants and rights	(C) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (A)
Equity compensation plans approved by stockholders	886,174	(1)	$104.05	1,020,072	(2)

(1)	The Company does not have equity compensation plans that have not been approved by our stockholders.

(2)	Applies to the 2013 Long Term Incentive Plan and 2017 Long Term Incentive Plan only as no further equity grants may be made under the 2005 Long Term Incentive Plan.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

The following table presents fees for professional services rendered by Ernst & Young LLP for fiscal 2018 and fiscal 2019.

	Fiscal Year Ended
Fee Category	March 31, 2018	March 30, 2019
Audit Fees	$1,251,000	$1,236,980
Audit-Related Fees	-	-
Tax Fees	-	-
Other	-	2,020
Total Fees	$1,251,000	$1,239,000

Audit Fees. Consists of fees billed for professional services rendered for the audit of our consolidated financial statements and review of the interim consolidated financial statements included in quarterly reports and services that are normally provided by Ernst & Young LLP in connection with statutory and regulatory filings or engagements.

Audit-Related Fees. Consists of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under “Audit Fees.”

Tax Fees. Consists principally of fees for services provided in connection with worldwide tax planning and compliance services, expatriate tax services and assistance with tax audits and appeals.

Other. Consists of subscription fees for an accounting research service.

All audit, audit-related and tax services performed by Ernst & Young LLP in fiscal 2018 and fiscal 2019 were pre-approved by the Audit Committee, which concluded that the provision of such services by Ernst & Young LLP was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions.

Pursuant to the Audit Committee charter, the Audit Committee must approve all audit engagement fees and other significant compensation to be paid to the independent registered public accounting firm and the terms of such engagement. The Audit Committee’s charter provides that individual engagements must be separately approved. Additionally, the Audit Committee must pre-approve any non-audit services to be provided to the Company by the independent registered public accounting firm. The Audit Committee policy also requires specific approval by the Audit Committee if total fees for audit-related and tax services would exceed total fees for audit services in any fiscal year. The Audit Committee charter authorizes the Audit Committee to delegate to one or more of its members pre-approval authority with respect to permitted services.

MATTERS RELATING TO REGISTERED PUBLIC ACCOUNTING FIRM

Audit Committee Report

The Audit Committee has reviewed and discussed the audited financial statements with management, which has represented that the financial statements were prepared in accordance with accounting principles generally accepted in the United States. The Audit Committee discussed with management the quality and acceptability of the accounting principles employed, including all critical accounting policies used in the preparation of the financial statements and related notes, the reasonableness of judgments made and the clarity of the disclosures included in the statements.

The Audit Committee also reviewed the consolidated financial statements of the Company for fiscal 2019 with Ernst & Young LLP, the Company’s independent registered public accounting firm, who are responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States. The Audit Committee has discussed with Ernst & Young LLP the matters required to be discussed by applicable standards of the Public Company Accounting Oversight Board (PCAOB) including matters related to the planning and results of audit of the Company’s consolidated financial statements.

The Audit Committee also reviewed management’s report on its assessment of the effectiveness of the Company’s internal control over financial reporting and the independent registered public accounting firm’s report on management’s assessment of and the effectiveness of the Company’s internal control over financial reporting.

The Audit Committee has received the written disclosures and the letter from Ernst & Young LLP required by the PCAOB relating to Ernst & Young LLP’s communications with the Audit Committee concerning independence, and has discussed with Ernst & Young LLP its independence and has considered whether the provision of non-audit services by Ernst & Young LLP to the Company is compatible with maintaining Ernst & Young LLP’s independence.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended March 30, 2019 for filing with the SEC.

The Audit Committee has selected Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal 2020.

Respectfully submitted,

The Audit Committee of the Board of RBC Bearings Incorporated

Alan B. Levine (Chairman)

Dr. Thomas J. O’Brien

Edward D. Stewart

STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS FOR 2020 MEETING

Stockholder proposals intended for inclusion in the Company’s proxy statement relating to the next annual meeting in 2020 must be received by the Company no later than March 29, 2020. Any such proposal must comply with Rule 14a-8 of Regulation 14A of the proxy rules of the SEC.

Under the Company’s by-laws, proposals of stockholders not intended for inclusion in the proxy statement, but intended to be raised at the Company’s regularly scheduled annual meeting of stockholders to be held in 2020, must be received by the Company not less than 60 days nor more than 90 days prior to the meeting; provided, however, that in the event that less than 70 days’ notice or prior public announcement of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be received not later than the close of business on the tenth day following the date on which such notice of the date of the annual meeting was mailed or such public announcement was made. Such proposals must also comply with the procedures outlined in the Company’s by-laws, a copy of which is available upon request from the Corporate Secretary, RBC Bearings Incorporated, One Tribology Center, Oxford, CT 06478.

DIRECTOR NOMINATIONS TO BE CONSIDERED BY THE BOARD

You may nominate director candidates for consideration by the Board’s Nominating and Corporate Governance Committee. Any such nomination should include the nominee’s name and qualifications for Board membership and should be directed to the Corporate Secretary at the address of our principal executive offices set forth above. In addition, our by-laws permit stockholders to nominate directors for election at an annual stockholder meeting. To nominate a director, a stockholder must deliver timely notice of such stockholder’s intent to make such nomination in writing to the Corporate Secretary. To be timely, a stockholder’s notice must be delivered to or mailed and received at our principal executive offices not less than 60 nor more than 90 days prior to the date of the first anniversary of the previous year’s annual meeting. In the event that the date of the annual meeting is changed by more than 30 days from such anniversary date, notice by the stockholder to be timely must be received not later than the close of business on the tenth day following the earlier of the day on which notice of the date of the meeting was mailed or public disclosure of the meeting was made. To be in proper form, a stockholder’s notice must set forth (i) as to each person whom the stockholder proposes to nominate for election as a director at such meeting (1) the name, age, business address and residence address of the person, (2) the principal occupation or employment of the person, (3) the number of shares of capital stock of the Company that are owned beneficially or of record by the person and (4) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Regulation 14A under the Exchange Act; and (ii) as to the stockholder giving the notice (1) the name and record address of such stockholder, (2) number of shares of capital stock of the Company that are owned beneficially or of record by such stockholder, (3) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder, (4) a representation that the stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice and (5) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Regulation 14A under the Exchange Act. Such notice must be accompanied by each proposed nominee’s written consent to being named as a nominee and to serve as a director if elected.

The Company evaluates director nominees recommended by stockholders in the same manner in which it evaluates other director nominees. The Company has established, through the Nominating and Corporate Governance Committee, selection criteria that identify desirable skills and experience for prospective Board members, including consideration of the potential candidate’s qualification as independent, as well as consideration of diversity, age, skills, expertise and experience in the context of the Board and other criteria determined by the Nominating and Corporate Governance Committee from time to time.

ADDITIONAL INFORMATION

The Company will bear the cost of the annual meeting and the cost of this proxy solicitation, including mailing costs. In addition to solicitation by mail, directors, officers, and employees of the Company may solicit proxies by telephone or otherwise, with no specific additional compensation to be paid for such services. The Company has not retained any third party to assist in this solicitation, although we may choose to do so in the future. The Company also will reimburse, upon request, all brokers and other persons holding shares of common stock for the benefit of others for their reasonable expenses in forwarding the Company’s proxy materials and any accompanying materials to the beneficial owners of the Company’s common stock and in obtaining authorization from beneficial owners to give proxies.

The Board knows of no matter to be brought before the annual meeting other than the matters identified in this proxy statement. If, however, any other matter properly comes before the annual meeting, the individuals named in the proxy solicited by the Board intend to vote on it on behalf of the stockholders they represent in the manner the proxy holders consider appropriate.

By order of the Board of Directors,

Joseph Salamunovich

Secretary

Dated: July 26, 2019

Appendix A

Directions To:

RBC Bearings Incorporated

Building B, 102 Willenbrock Road

One Tribology Center

Oxford, CT 06478.

Connecticut I-84 East or West to exit 16

Head south on CT-188 S/Strongtown Road toward CT-67 N/Seymour Road

Turn left onto CT-188 S/CT-67 S/Seymour Road

Continue straight to follow CT-67 S/Seymour Road

Take the 1st left onto Hawley Road

Take the 2nd right onto Willenbrock Road

Destination will be the third building on the left

RBC BEARINGS INCORPORATED ATTN: JOSEPH SALAMUNOVICH ONE TRIBOLOGY CENTER OXFORD, CT 06478

VOTE BY INTERNET – www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instruction above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	KEEP THIS PORTION FOR YOUR RECORDS

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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

RBC BEARINGS INCORPORATED
The Board of Directors recommends a vote FOR the election to the Board of Directors of the nominees:	For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
1. Election of Class I Directors to serve a term of three years	☐	☐	☐
Nominees: 01) Edward D. Stewart 02) Daniel A. Bergeron 03) Michael H. Ambrose
NOTE: Nominees 01, 02 and 03 for Election to Class I for a Three-year Term Expiring at our 2022 Annual Meeting
The Board of Directors recommends you vote FOR proposals 2 and 3:
2. To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year 2020.				For ☐	Against ☐	Abstain ☐
3. To consider a resolution regarding the stockholder advisory vote on named executive officer compensation.				For ☐	Against ☐	Abstain ☐
NOTE: Such other business as may properly come before the meeting or any adjournment thereof. This Proxy will be voted in the manner directed herein by the undersigned.
For address changes and/or comments, please check this box and write them on the back where indicated.				☐
Please indicate if you plan to attend this meeting.		☐ Yes	☐ No
Please sign exactly as your name(s) appear(s) hereon, When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature [Joint Owner]		Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com

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RBC BEARINGS INCORPORATED

PROXY FOR 2019 ANNUAL MEETING OF STOCKHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder(s) of RBC Bearings Incorporated, a Delaware corporation (the “Company”), hereby revoking any proxy heretofore given, do/does hereby appoint Dr. Michael J. Hartnett, Daniel A. Bergeron and Joseph Salamunovich, and each of them, with full power to act alone, the true and lawful attorneys-in-fact and proxies of the undersigned, with full powers of substitution, and hereby authorize(s) them and each of them, to represent the undersigned and to vote all shares of common stock of the Company that the undersigned is entitled to vote at the 2019 Annual Meeting of Stockholders of the Company to be held on September 11, 2019 at 9:00 a.m., local time, at One Tribology Center, 102 Willenbrock Road, Building B, Oxford, CT 06478 and any and all adjournments and postponements thereof, with all powers the undersigned would possess if personally present, on the proposals, each as described more fully in the accompanying proxy statement, and any other matters coming before said meeting.

IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED “FOR” THE ELECTION OF THE NOMINEES FOR DIRECTOR NAMED IN PROPOSAL 1, “FOR” PROPOSAL 2 AND “FOR” PROPOSAL 3 AND IN THE DISCRETION OF THE PROXIES ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF TO THE EXTENT PERMITTED UNDER APPLICABLE LAW.

Address Change/Comments: ________________________________________________________________________________

________________________________________________________________________________________________________

_________________________________________________________________________________________________________

_________________________________________________________________________________________________________

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) Continued and to be signed on reverse side